SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   F O R M 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): February 13, 1997


                                PC ETCETERA, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




           Delaware                      0-17419              13-3260705
----------------------------   ------------------------   -------------------
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
      of incorporation)                                   Identification No.)



   462 Seventh Avenue, New York, New York                          10018
   --------------------------------------                        --------
  (Address of principal executive offices)                      (Zip Code)


                                 (212) 736-5870
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1.           Changes in Control of Registrant

                  On February 13, 1997, a change of control of the Registrant occurred, pursuant to a Stock Purchase Agreement dated February 6, 1997 (the "Stock Purchase Agreement") between the Registrant and Mashov Computers Marketing Ltd., a corporation incorporated under the laws of the State of Israel ("Mashov"). Pursuant to the Stock Purchase Agreement, Mashov acquired 8,438,924 shares of Common Stock and 658,412 shares of Preferred Stock of the Registrant (the Preferred Stock together with the Common Stock, the "Sale Stock"), where each such share of Preferred Stock is convertible into 10 shares of Common Stock and has 10 to 1 voting rights in relation to shares of Common Stock. As a result of the foregoing and other transactions provided for in the Stock Purchase Agreement, Mashov owns 69% of the Registrant's equity and voting securities on a fully diluted basis. The Stock Purchase Agreement and all exhibits thereto are being filed herewith as Exhibit 1 to this Report and are hereby incorporated herein by reference.

         In consideration for the Sale Stock, the Registrant acquired two of Mashov's subsidiaries, Sivan Computers Training Center (1994) Ltd., a corporation incorporated under the laws of the State of Israel ("Sivan"), and Mashov Computer Based Training (C.B.T.) Ltd., a corporation incorporated under the laws of the State of Israel ("Mashov CBT"). Sivan and Mashov CBT are engaged in instructor-led personal computer training and the development and sale of technology-based training products and services.

         Prior to the execution of the Stock Purchase Agreement, Mashov owned 70% of the issued and outstanding ordinary shares of Mashov CBT. Pursuant to a Purchase Agreement between Mashov and Elron Electronic Industries Ltd., an Israeli corporation ("Elron") dated

February 6, 1997, Mashov purchased from Elron all of the ordinary shares of Mashov CBT held by Elron, which shares represented 30% of issued and outstanding shares of Mashov CBT. In consideration of such purchase and sale, Mashov paid to Elron upon the execution of the Stock Purchase Agreement 130,000 shares of Common Stock of the Registrant.

         Prior to the execution of the Stock Purchase Agreement, Sivan owned 312,547 shares of Mashov and 234,918 options to purchase shares of Mashov (collectively, the "Mashov Option Shares"). Pursuant to an agreement dated February 5, 1997, Sivan granted to Mashov Computers Ltd., an Israeli corporation and the parent of Mashov, the option to purchase the Mashov Option Shares at the average market value of the Mashov Option Shares during the five day period immediately following the consummation of the transactions contemplated by the Stock Purchase Agreement, as quoted on the Stock Exchange in Tel Aviv Ltd.

         The Stock Purchase Agreement further provides that Mashov will convert its Preferred Stock of the Registrant into the Registrant's Common Stock as soon as possible following the closing of the transaction. The six existing members of the Board of Directors of the Registrant will nominate and elect a seventh Director as soon as possible. In the event of a rights offering by the Registrant, Mashov may call due and payable $600,000 of intercompany debt owing to Mashov from Sivan for use in the purchase by Mashov of securities of the Registrant offered pursuant to such rights offering.

         Pursuant to the Stock Purchase Agreement, the Registrant entered into employment contracts with each of Terry Steinberg, Roy Machnes and Elan Penn, providing for their employment as Executive Vice President, Chief Executive Officer and Chief Financial Officer, respectively, of the Registrant. The employment agreements of Messrs. Steinberg, Machnes and

Penn are attached as Exhibits B, C and D, respectively, of the Stock Purchase Agreement. Messrs. Steinberg, Machnes and Penn have been granted incentive stock options (the "Stock Options") in connection with their respective employment agreements. Such Stock Options vest according to the following schedules:


Terry Steinberg

Date on Which                                 Number of Options Vesting on
Options Vest:                                 Such Date:
-------------                                 ----------
August 1, 1997:                               80,000
August 1, 1998:                               80,000
August 1, 1999:                               80,000


Roy Machnes:

Date on Which                                 Number of Options Vesting on
Options Vest:                                 Such Date:
-------------                                 ----------
August 1, 1997:                               108,334
August 1, 1998:                               108,333
August 1, 1999:                               108,333


Elan Penn:

Date on Which                                 Number of Options Vesting on
Options Vest:                                 Such Date:
-------------                                 ----------
August 1, 1997:                               66,667
August 1, 1998:                               66,666
August 1, 1999:                               66,666

         The exercise price per Stock Option is the average of the bid and asked price of the shares of the Registrant as quoted on the NASDAQ Bulletin Board for the 10 business days subsequent to February 6, 1997. The Stock Options are exercisable for a period of five years from the date on which such options vest, or until 3 months after the date of any termination of employment, whichever is earlier.

Item 2.           Acquisition or Disposition of Assets.

         Reference is made to Item 1 of this Report.

Item 4.           Changes in Registrant's Certifying Accounting

         (a) On February 24, 1997, the Registrant dismissed the accounting firm of Arthur Anderson LLP, which was previously engaged as the principal accountant to audit the Registrant's financial statements. The principal accountant's report on the financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was recommended and approved by the Board of Directors of the Registrant. During the registrant's two most recent fiscal years there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

         (b) On February 25, 1997, the Registrant engaged Ernst & Young LLP to audit the Registrant's financial statements. An affiliate of Ernst & Young LLP, Kost, Levary & Forer, C.P.A.s, independent accountants in Israel, are the auditors of Mashov, Sivan and Mashov CBT.

Item 7.           Financial Statements and Exhibits.

         (a) The financial statements of the Registrant are not included in this Report and will be included with the Registrant's annual report of Form 10-KSB to be filed on or about March 31, 1997.

         (b) Exhibits.
        Exhibit No.

            1  -  Stock Purchase Agreement dated February 6, 1997 by and between
                  Mashov and the Registrant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PC ETCETERA, INC.
                                            (Registrant)



                                            By:/s/ Roy Machnes
                                               ---------------------------
                                               Roy Machnes
                                               Chief Executive Officer
Date: February 24, 1997

                                   EXHIBIT 1
                                   ---------

                                      FORM

                                       OF

                            STOCK PURCHASE AGREEMENT


                                     between


                         MASHOV COMPUTERS MARKETING LTD.


                                       and


                                PC ETCETERA, INC.



                       -----------------------------------


                          Dated as of February 6, 1997

                                TABLE OF CONTENTS

SUMMARY OF TRANSACTION.......................................................

ARTICLE I  SALE OF STOCK AND TERMS OF PAYMENT................................

         1.01  The Sale......................................................
         1.02  Consideration.................................................

ARTICLE II  RELATED AGREEMENTS...............................................

         2.01  Related Agreements............................................

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SELLER........................

         3.01  Organization; Qualification...................................
         3.02  Capitalization................................................
         3.03  Title to Stock................................................
         3.04  Investments...................................................
         3.05  Authority Relative to this Agreement..........................
         3.06  Consents and Approvals; No Violation..........................
         3.07  Financial Statements..........................................
         3.08  Undisclosed Liabilities.......................................
         3.09  Absence of Certain Changes and Events.........................
         3.10  Title and Condition of Assets.................................
         3.11  Proprietary Rights............................................
         3.12  Real Property.................................................
         3.13  Real Property Leases..........................................
         3.14  Insurance.....................................................
         3.15  Labor Matters.................................................
         3.16  Employee Benefit Plans; ERISA.................................
         3.17  Certain Contracts and Arrangements............................
         3.18  Legal Proceedings, Etc........................................
         3.19  Taxes.........................................................
         3.20  Environmental Matters.........................................
         3.21  Compliance with Law...........................................
         3.22  Certain Interests.............................................
         3.23  Powers of Attorney, Absence of Limitation on Competition......
         3.24  Net Tangible Deficiency of the Seller Group...................
         3.25  Full Disclosure...............................................

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF BUYER..........................

         4.01  Organization; Qualification; Subsidiaries.....................
         4.02  Capitalization of Subsidiaries................................
         4.03  Title to Stock................................................
         4.04  Investments...................................................
         4.05  Authority Relative to this Agreement..........................
         4.06  Consents and Approvals; No Violation..........................
         4.07  Financial Statements..........................................
         4.08  Undisclosed Liabilities.......................................
         4.09  Absence of Certain Changes and Events.........................
         4.10  Title and Condition of Assets.................................
         4.11  Proprietary Rights............................................
         4.12  Real Property Leases..........................................
         4.13  Labor Matters.................................................
         4.14  Insurance.....................................................
         4.15  Certain Contracts and Arrangements............................
         4.16  Legal Proceedings, Etc........................................
         4.17  Taxes.........................................................
         4.18  Environmental Matters.........................................
         4.19  Compliance with Law...........................................
         4.20  Employee Benefit Plans........................................
         4.21  Certain Interests.............................................
         4.22  Powers of Attorney, Absence of Limitation on Competition......
         4.23  The Subsidiaries..............................................
         4.24  Full Disclosure...............................................

ARTICLE V  THE CLOSING AND CERTAIN CLOSING DELIVERIES........................

         5.01  Time and Place of Closing.....................................
         5.02  Deliveries by Seller..........................................
         5.03  Deliveries by Buyer...........................................

ARTICLE VI  POST-CLOSING COVENANTS...........................................

         6.01  Expenses......................................................
         6.02  Further Assurances............................................
         6.03  Public Announcements..........................................
         6.04  Commissions and Fees..........................................
         6.05  Sales and Transfer Taxes......................................
         6.06  Other Tax Matters.............................................
         6.07  Shareholder Claims............................................

         6.08  Special Meeting...............................................
         6.09  Post-Closing Audits; Adjustments to Purchase Price............
         6.10  Seller Board Composition......................................
         6.11  Buyer Conversion Covenant.....................................
         6.12  Covenant Not to Call Intercompany Debt........................
         6.13  Tag-Along Rights for Certain Shareholders.....................

ARTICLE VII  MISCELLANEOUS PROVISIONS........................................

         7.01  "Piggy Back" Registration Rights..............................
         7.02  Amendment and Modification....................................
         7.03  Waiver of Compliance..........................................
         7.04  Survival......................................................
         7.05  Notices.......................................................
         7.06  Assignment....................................................
         7.07  Governing Law.................................................
         7.08  Arbitration...................................................
         7.09  Counterparts..................................................
         7.10  Interpretation................................................
         7.11  Entire Agreement..............................................
         7.12  Specific Performance..........................................
         7.13  Severability of Covenants.....................................

                             EXHIBITS AND SCHEDULES

                                                            Page and Section
Exhibits      Description                                      Reference
--------      -----------                                      ---------

   A          Conversion and Waiver Agreement                 [section 2.01]

   B          Form of Employment Agreement                    [section 2.01]
              with Terry Steinberg

   C          Form of Employment Agreement                    [section 2.01]
              with Roy Machnes

   D          Form of Employment Agreement                    [section 2.01]
              with Elan Penn

   E          Certificate of Designation of PCE               [section 2.01]
              Series C Preferred Stock

   F          Purchase Agreement between                      [section 2.01]
              Buyer and Elron Electronic Industries Ltd.


                                                            Page and Section
Schedules                  Description                          Reference
Relating to
Seller

   3.01       Qualifications                                  [section 3.01]

   3.02       Capitalization                                  [section 3.02]

   3.04       Investment                                      [section 3.04]

   3.07       Financial Statements                            [section 3.07]

   3.08       Liabilities                                     [section 3.08]

   3.09       Certain Changes and Events                      [section 3.09]

   3.10       Condition of Assets                             [section 3.10]

   3.11       Proprietary Rights                              [section 3.11]

   3.12       Real Property                                  [section 3.12]

   3.13       Real Property Leases                           [section 3.13]

   3.14       Insurance                                      [section 3.14]

   3.15       Labor Matters                                  [section 3.15]

   3.16       Employee Benefit Plans                         [section 3.16]

   3.17       Certain Contracts                              [section 3.17]

   3.18       Legal Proceedings, Etc.                        [section 3.18]

   3.19       Taxes                                          [section 3.19]

   3.20       Environmental Matters                          [section 3.20]

   3.22       Certain Interests                              [section 3.22]

   3.23       Powers of Attorney;                            [section 3.23]
              Limitations on Competition

                                                            Page and Section
Schedules        Description                                   Reference
Relating to
Buyer and the
Buyer's Subsidiaries

   4.01       Qualifications                                  [section 4.01]

   4.02       Capitalization                                  [section 4.02]

   4.04       Investments                                     [section 4.04]

   4.07       Financial Statements of Subsidiaries            [section 4.07]

   4.08       Liabilities                                     [section 4.08]

   4.09       Certain Changes and Events                      [section 4.09]

   4.10       Property Liens                                  [section 4.10]

   4.11       Proprietary Rights                              [section 4.11]

   4.12       Real Property Leases                            [section 4.12]

   4.13       Labor Matters                                   [section 4.13]

   4.14       Insurance                                       [section 4.14]

   4.15       Certain Contracts                               [section 4.15]

   4.16       Legal Proceedings, Etc.                         [section 4.16]

   4.17       Taxes                                           [section 4.17]

   4.18       Environmental Matters                           [section 4.18]

   4.20       Employee Benefit Plans                          [section 4.20]

   4.21       Certain Interests                               [section 4.21]

   4.22       Powers of Attorney;                             [section 4.22]
              Limitations on Competition

   6.05       Title Exceptions                                [section 4.19]

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT, dated as of February 6, 1997 ("the Agreement"), between PC Etcetera, Inc., a corporation incorporated in the State of Delaware ("Seller"), and Mashov Computers Marketing Ltd., a corporation incorporated under the laws of the State of Israel ("Buyer").

                             SUMMARY OF TRANSACTION

         Buyer desires to purchase, and Seller desires to issue and sell, 69% of the common stock of Seller, par value $.001 per share ("PCE Common Stock"), upon the terms and subject to the satisfaction of the conditions set forth in this Agreement. In consideration of the foregoing, Buyer shall transfer to Seller all of Buyer's interest in Buyer's subsidiary, Sivan Computers Training Center
(1994) Ltd., a corporation incorporated under the laws of the State of Israel ("Sivan"), where such interest constitutes 99.9% of the outstanding share capital of Sivan, and all of Buyer's interest in Buyer's subsidiary, Mashov Computer Based Training (C.B.T.) Ltd., a corporation incorporated under the laws of the State of Israel ("Mashov CBT"), where such interest constitutes 99% of the outstanding share capital of Mashov CBT.

         To effect such purchase and sale and in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                       SALE OF STOCK AND TERMS OF PAYMENT

         1.01 The Sale. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing (as hereinafter defined), Seller will sell, assign, transfer and deliver to Buyer, and Buyer will purchase and acquire from Seller, 8,438,924 shares of PCE Common Stock and 658,412 shares of Seller's preferred stock, par value $.001 per share ("PCE Preferred Stock"), to be designated as a new series of PCE Preferred Stock ("PCE Series C Preferred Stock"), each share being convertible into ten shares of PCE Common Stock and having a ten to one voting right in relation to shares of PCE Common Stock, such PCE Preferred Stock being issued to Buyer solely due to the lack of a sufficient number of shares of PCE Common Stock in the capital structure of Seller. The PCE Common Stock to be issued to Buyer hereunder, and the shares of PCE Common Stock into which the PCE Series C Preferred Stock is convertible, shall together constitute 69% of the outstanding PCE Common Stock on a fully-diluted basis after giving effect to the transactions contemplated by this Agreement, subject to adjustment as contemplated by Section 6.09 hereof (the "Sale Stock").

         1.02 Consideration. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, in consideration of the aforesaid sale, assignment, transfer and delivery of the Sale Stock, Buyer will transfer to Seller 999 Ordinary Shares of Sivan NIS 1 par value ("Sivan Ordinary Shares") and 999 Ordinary Shares of Mashov CBT, NIS 1 par value ("Mashov CBT Ordinary Shares, and together with the foregoing, the "Purchase Price").


                                   ARTICLE II

                               RELATED AGREEMENTS

         2.01 Related Agreements. Prior to, or simultaneously with, the Closing hereunder the following agreements (together with all certificates, instruments and documents required hereby or thereby, the "Related Agreements") shall be executed and delivered by the parties:

                  (a) Conversion and Waiver Agreement ("Conversion and Waiver Agreement") among Seller and the individuals or entities listed therein in the form attached hereto as Exhibit A.

                  (b) Employment Agreements between Seller and each of Terry Steinberg, Roy Machnes and Elan Penn in the forms attached hereto as Exhibits B, C and D.

                  (c) Certificate of Designation of Preferred Stock authorized by resolution of the Board of Directors of Seller providing for an issuance of 658,412 shares of PCE Preferred Stock designated as "Series C Preferred Shares" in the form attached hereto as Exhibit E.

                  (d) Purchase Agreement between Buyer and Elron Electronic Industries Ltd. with respect to the Ordinary Shares of Mashov CBT in the form attached hereto as Exhibit F.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                    OF SELLER

         As an inducement to Buyer to enter into this Agreement, Seller hereby represents and warrants to Buyer that as of the Closing Date:

         3.01 Organization; Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. Seller is in good standing in each of the jurisdictions set forth in
Schedule 3.01 hereto in which it is qualified or registered to do business as a foreign corporation. Seller is not required to be qualified or licensed to do business as a foreign corporation in any other jurisdiction in which Seller owns, leases or operates property or otherwise conducts business, except where the failure to be so qualified or licensed would not have a material adverse effect on the business, results of operations or financial condition of Seller (a "Material Adverse Effect"), and Seller has not received notice from any governmental agency or authority that it is required to register or qualify to do business as a foreign corporation in any jurisdiction other than such jurisdictions in which it has already registered. Seller does not have any subsidiaries., except PC Etcetera (Israel) Ltd. ("PCE Israel") an Israeli corporation that is in the process of being dissolved.

         3.02 Capitalization. The total authorized capital stock of Seller prior to the Closing consists of 15,000,000 shares of PCE Common Stock, of which 3,169,129 shares are issued and outstanding, and 5,000,000 shares of PCE Preferred Stock, par value $.001 per share, of which 1,000,000 shares of Series A Preferred Stock ("PCE Series A Preferred Stock) are issued and outstanding (which will be converted to PCE Common Stock simultaneously with the Closing). The issued and outstanding shares of PCE Common Stock and PCE Preferred Stock immediately after giving effect to the Closing of the transactions contemplated hereby shall be 15,000,000 shares of PCE Common Stock and 658,412 shares of PCE Series C Preferred Stock. Upon its issuance to Buyer, the Sale Stock will be validly issued, fully paid and nonassessable in the hands of Buyer. All of the shares of PCE Common Stock into which the PCE Series C Preferred Stock is convertible have been duly authorized and reserved for issuance to Buyer upon conversion of the PCE Series C Preferred Stock to the extent possible given the current capital structure of Seller. The total authorized share capital of PCE Israel consists of 500 Ordinary Shares, par value NIS .001 per share, 99.8% of which is owned by Seller. Other than this Agreement and the Related Agreements, and except as set forth on Schedule 3.02 hereto, there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery or transfer (including any right of conversion or exchange under any outstanding security or other instruments) by Seller or PCE Israel, of the PCE Common Stock or other capital stock of Seller or PCE Israel. There are no outstanding contractual obligations of Seller to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of Seller or PCE Israel. At the Closing, Seller will cause the transfer of the one share of PCE Israel presently owned by KH Trustees Limited to be transferred to Sivan.

         3.03 Title to Stock. Seller represents that it has unissued in its authorized capital structure no less than such number of shares of PCE Common Stock as shall equal the number of shares of PCE Common Stock.

         3.04 Investments. Schedule 3.04 hereto sets forth each of the equity or similar investments of Seller and PCE Israel, directly or indirectly, in or with any subsidiary, corporation, partnership, association, joint venture or other entity. Except as described in Schedule 3.04, no such investment is subject to any restriction (contractual, statutory or otherwise) which would impair Seller's ability to dispose of any such investment at any time, and all of such investments are owned free and clear of any lien, claim, charge, pledge, security interest, option or other legal or equitable encumbrance.

         3.05 Authority Relative to this Agreement. Seller represents and warrants (a) that it has full legal power and authority to execute and deliver this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby, and (b) that this Agreement and each of the Related Agreements has been duly and validly executed and delivered by Seller and constitute valid and binding obligations of Seller, enforceable against it in accordance with their respective terms.

         3.06 Consents and Approvals; No Violation. Except for the amendment of Seller's Certificate of Incorporation required hereby solely to increase the capitalization of Seller, neither the execution and delivery of this Agreement and the Related Agreements by Seller, the issuance by Seller of the Sale Stock and the Derivative Securities pursuant to this Agreement nor the consummation of the other transactions contemplated by this Agreement and the Related Agreements will (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws (or other similar governing documents) of the Seller, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority other than those that have been made or obtained; (c) to the best of Seller's knowledge, result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Seller is a party or by which the Seller or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained; (d) to the best of Seller's knowledge, result in the creation of any encumbrance, security interest, equity or right of others upon any of the properties or assets of the Seller or under the terms, conditions or provisions of any agreement, instrument or obligation to which the Seller or any of its assets may be bound or affected; or (e) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Seller or any of its assets. The execution and delivery by Seller of this Agreement and the Related Agreements, and the transactions contemplated hereby and thereby does not require any approval of the shareholders of Seller which has not yet been obtained.

         3.07 Financial Statements. Seller has previously furnished to Buyer a true and correct copy of (a) the balance sheets of Seller as at December 31, 1993 and 1994 audited by Seller's certified public accountant, Norman Stumacher, C.P.A., and the balance sheets as at December 31, 1995 audited by Seller's certified public accountants Arthur Anderson LLP; (b) the related audited income statements and cash flow statements of Seller for the fiscal years ended December 31, 1993, 1994 and 1995; and (b) the unaudited balance sheets of Seller for each of the first three calendar quarters of 1996, and (c) the unaudited balance sheets and income statements of Seller for the nine months ended September 30, 1996 (collectively referred to hereinafter as the "Financial Statements"). The management of Seller has also previously furnished to Buyer at December 31, 1996, its projected revenue ("Seller's Projected Revenue") and net income ("Seller's Projected Net Income") for the fourth quarter of 1996. The balance sheets included in the Financial Statements (including the related notes thereto) present fairly the financial position of Seller as of their respective dates, and the related income statements included in the Financial

Statements (including the related notes thereto) present fairly the results of operations of Seller for the periods then ended, all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis, except as otherwise noted therein or as disclosed on Schedule 3.07 hereto. The Financial Statements dated at and as of September 30, 1996 are hereinafter referred to as the "Seller's Recent Financial Statements".

         3.08 Undisclosed Liabilities. Except as otherwise disclosed on Schedule
3.08 hereto, neither Seller nor PCE Israel have any liabilities or obligations, secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due), which are not fully reflected or reserved against in Seller's Recent Financial Statements and those incurred in the ordinary course of business since the date thereof, and Seller knows of no basis for any claim against Seller or PCE Israel of any material liability or obligation of such nature not fully reflected or reserved against in the Seller's Recent Financial Statements.

         3.09 Absence of Certain Changes and Events. Except as otherwise contemplated by this Agreement, between the date of the Recent Financial Statements and the Closing Date:

         (a) the business of Seller and PCE Israel has been conducted only in the ordinary course and substantially in the manner that such business was heretofore conducted (except for the filing for dissolution of PCE Israel), and there has not been, except in the ordinary course and consistent with past practice:

                  (i) any purchase or other acquisition of property, any sale, lease or other disposition of property, or any expenditure in excess of $25,000 in the aggregate not disclosed on Schedule 3.09;

                  (ii) any material  incurrence  of liability  not  disclosed on
         Schedule 3.09; or

                  (iii) any encumbrance or consent to encumbrance of any property or assets in excess of $25,000 in the aggregate not disclosed on Schedule 3.09;

         (b) Neither Seller nor PCE Israel has entered into any agreement or transaction which, based upon the good faith application of its best business knowledge and experience, has resulted or will result in a transfer of assets for other than full and fair consideration;

         (c) there has been no change in the condition (financial or otherwise), assets, liabilities, business, results of operations, licenses, permits, franchises or affairs of Seller or PCE Israel (except for the filing for dissolution of PCE Israel) which has or is likely to have a Material Adverse Effect on Seller and PCE Israel, when taken together (the "Seller Group").

         (d) there has been no declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of, or split, combination or reclassification of, the PCE Common Stock, or any redemption or other acquisition by Seller of any shares of Common Stock;

         (e) there has not been any damage, destruction or casualty loss having a Material Adverse Effect on the Seller Group;

         (f) there has not been (i) any increase in the rate or terms of compensation payable or to become payable by Seller to its directors, officers, key employees or commission sales personnel, except increases occurring in the ordinary course of business in accordance with its customary practices, (ii) any increase in the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers, key employees or commission sales personnel, except increases occurring in the ordinary course of business in accordance with its customary practices, or (iii) any entering by the Seller into any new employment agreement or any modification of the terms of any existing employment agreement;

         (g) there has not been any entry into any agreement, commitment or transaction (including, without limitation, any borrowing, capital expenditure or capital financing) by Seller except in the ordinary course of business and consistent with the practices of the Seller in the last fiscal year and except as otherwise contemplated by this Section 3.09;

         (h) there has not been any change by Seller in accounting methods, principles or practices;

         (i) there has not been any issuance, sale, encumbrance, or gift of any capital stock of Seller or of any option, security convertible into or right to purchase any such capital stock; and

         (j) there has been no threatened occurrence or development relating to the business, operations, financial condition or affairs of Seller which would have a Material Adverse Effect on the Seller Group.

         3.10 Title and Condition of Assets. Seller has good and marketable title to all of the properties and assets which it purports to own, including without limitation the properties reflected in the Recent Financial Statements (other than those which have been disposed of since the date of the Recent Financial Statements in the ordinary course of business consistent with the practices of the Seller in the last fiscal year), free and clear of all liabilities, obligations, mortgages, security interests, liens, claims, charges, title defects or other encumbrances ("Liens") other than those described in
Schedule 3.10 hereto. The Seller's assets are in good working condition, reasonable wear and tear excepted.

         3.11 Proprietary Rights. Schedule 3.11 hereto sets forth a complete list of all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade secrets, trade names, copyrights, licenses, inventions, drawings, designs, proprietary know-how or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights") which are held or owned by Seller. Except as set forth in
Schedule 3.11, no one has asserted to Seller, and Seller has no knowledge, that the operations of Seller conflict with or infringe upon any Proprietary Rights owned by any other person.

         3.12 Real Property. Neither Seller nor PCE Israel owns any real property.

         3.13 Real Property Leases. Schedule 3.13 hereto sets forth all real property leases under which Seller or PCE Israel is a lessee; all such leases are valid and binding, and are in full force and effect; there are no existing defaults by Seller thereunder; except as set forth on Schedule 3.13, no event has occurred which (whether with or without notice, lapse of time, or both) would constitute a default thereunder by Seller or PCE Israel; and all lessors under such leases have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification in the rights or obligations of the lessee under such leases.

         3.14 Insurance. All policies of fire, products liability, general liability, worker's compensation and other forms of insurance (including "key-man" insurance policies covering Seller or other key employees of Seller in which Seller is a beneficiary or named insured) owned or held by and insuring Seller are set forth on Schedule 3.14 hereto and such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation or termination. Except as set forth in Schedule 3.14, such policies will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement. The insurance policies to which Seller is a party are sufficient for compliance with all requirements of applicable laws and of all agreements to which Seller is a party or by which Seller is bound. Except as set forth on Schedule 3.14, in the three years preceding the date of this Agreement, Seller has not been refused any insurance with respect to its assets or operations or had its coverage limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

         3.15 Labor Matters. Except as set forth in Schedule 3.15, (a) Seller and PCE Israel are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (b) there is no unfair labor practice complaint against Seller or PCE Israel pending or threatened before the National Labor Relations Board (the "NLRB") or any other tribunal;
(c) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best of Sellers' knowledge, threatened against or affecting Seller; (d) neither Seller nor PCE Israel has received notice that any representation or petition respecting the employees of Seller has been filed with the NLRB or any other similar tribunal; (e) no grievance nor any arbitration proceeding arising out of or under any collective bargaining agreements is pending against Seller or PCE Israel; and (f) Seller has not experienced any strike or work stoppage or other industrial dispute involving its employees in the past five years.

         3.16     Employee Benefit Plans; ERISA.

         (a) Except as set forth in Schedule 3.16 hereto, neither Seller nor PCE Israel maintains, administers or otherwise contributes to any "employee benefit plan," as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not such plan is subject to any of the provisions of ERISA, or any qualified or non-qualified current or deferred compensation (other than base salary and base wages), bonus, incentive compensation, stock right, stock option, stock appreciation right, severance pay, retirement, pension, profit-sharing, stock bonus, salary continuation, tuition assistance, dependent care assistance, legal assistance, vacation, fringe benefit (cash and non-cash), group or individual health, medical, dental, vision, disability, life insurance or survivor benefit or similar plan, policy or arrangement, which covers any employee, self-employed individual or beneficiary of any employee or self-employed individual, whether active or retired, of the Company (any such plan being herein referred to as an "Employee Plan"). The Company has no commitment to create any additional Employee Plans. Except as set forth in
Schedule 3.16, (i) none of such Employee Plans is a money purchase plan or a defined benefit plan, and (ii) none of such Employee Plans is a "multi-employer plan" as defined in Section 3(37) of ERISA and the Company has not been obligated to make a contribution to any "multi-employer plan" within the past five years. The Company would have no withdrawal liability if it withdrew from any "multi-employer plan" in which it participates. Each of the Employee Plans that is intended to be qualified under Section 401(a) of the Internal Revenue Code (the "Code") has been determined by the Internal Revenue Service ("IRS") to be so qualified, such determination by the IRS covers the most recent restatement of each such Employee Plan, such determination may be relied upon by Seller as of the Closing Date, any amendment upon which any such determination is conditioned has been duly adopted by Seller and Seller is not aware of any fact which would adversely affect the qualified status of any such Employee Plan.

         (b) True and complete copies of each Employee Plan, including all amendments thereto and related trust or other funding agreements and the latest financial statements thereof, have been heretofore delivered to Buyer, together with (i) a true and complete copy of the three most recent annual reports (if required by law) for each such plan including any and all schedules, opinions and attachments thereto prepared in connection with any such reports, (ii) a copy of the most recent summary plan description and summary of material modifications of each such plan, and (iii) for each Employee Plan intended to be covered under Section 401(a) of the Code, a copy of the most recent IRS determination letter and the application therefore. None of Seller or PCE Israel, any Employee Plan, any "party in interest" as defined in section 3(14) of ERISA or any "disqualified person" as defined under Section 4975 of the Code has engaged in a "prohibited transaction", as defined in Section 406 of ERISA or
Section 4975 of the Code, with respect to any Employee Plan which could subject any of them or Buyer to liability or penalty under Section 409 or 502(i) of ERISA or Section 4975 of the Code.

         (c) Seller, PCE Israel and each fiduciary for each of the Employee Plans, is in compliance with the terms of the Employee Plans and with the requirements of any and all laws, statutes, orders, decrees, rules and regulations, including but not limited to ERISA, applicable to each such plan. Neither Seller nor PCE Israel has failed to make any contribution to, or to pay any amount due and owing, as required by applicable law or by the terms of any Employee Plan, or to avoid a funding deficiency, to or with respect to any Employee Plan as of the last day of the most recent plan year of each of such plans ended prior to the Closing Date.

         (d) There is no pending or, to the best of the knowledge of Seller, threatened legal action, arbitration or other proceedings or investigations against Seller, PCE Israel or any Employee Plan with respect to any Employee plan, other than routine claims for benefits, which could result in liability to any such Employee Plan, Seller or Buyer, and there is no basis for any such legal action or proceeding.

         (e) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in payment (either of severance pay or otherwise) becoming due from any of the Employee Plans, Seller, PCE Israel or Buyer to any current or former employee or self-employed individual, and will not result in the payment, vesting, acceleration or increase of any benefit payable under any Employee Plan to any current or former employee or self-employed individual.

         (f) There does not exist any liability, obligation or claim (other than a routine claim for benefits) resulting from, relating to or arising out of any Employee Plan, or any liability, obligation or claim (other than a routine claim for benefits) resulting from, relating to or arising out of any employee benefit plan, as defined in section 3(3) of ERISA, maintained by an employer which, with Seller, is considered to be, or to be part of, a single employer under Section
414(b), (c), (m) or (o) of the Code, including, but not limited to, any liability, obligation or claim (other than a routine claim for benefits) in connection with a "multi-employer plan" as defined in Section 3(37) of ERISA, or in connection with the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA).

         3.17 Certain Contracts and  Arrangements.  Except as listed in Schedule
3.17 hereto or as reflected in the Recent Financial Statements, neither Seller nor PCE Israel is a party to or bound by any written or oral: (a) employment, consulting, compensation or similar agreement or understanding which is not terminable at will by Seller or PCE Israel (without penalty or liability on the part of Seller) on 30 or fewer days' notice; (b) indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money in excess of $10,000 in any one case or $25,000 in the aggregate by Seller or PCE Israel or the guaranty of any obligation for the borrowing of money in excess of $10,000 in any one case or $25,000 in the aggregate by Seller or PCE Israel; or (c) agreement which (i) is not terminable by Seller or PCE Israel on 30 or fewer days' notice at any time without penalty, (ii) has a remaining term, as of the date of this Agreement, of over one year in length of obligation on the part of Seller or PCE Israel; or (iii) involves the receipt or payment by Seller or PCE Israel on or after the date hereof of more than $25,000. Except as set forth on Schedule 3.17 hereto, or as set forth in Seller's Recent Financial Statements, there is not, under any of the aforesaid obligations, any default or event which, with notice or lapse of time, or both, would constitute a default on the part of Seller or PCE Israel, except such events of default and other events as to which requisite waivers or consents have been obtained or which would not, in the aggregate, have a Material Adverse Effect on the Seller Group.

         Schedule 3.17 also lists all indentures, mortgages, notes, installment obligations, agreements or other instruments relating to the borrowing of money, regardless of amount, by

Seller, any officer, director, employee or stockholder of Seller or any relative or other affiliate of any of the foregoing, from Seller or the guarantee by Seller of, or the contractual obligation of Seller to be responsible for, any obligation for the borrowing of money or otherwise by such persons ("Related Party Loans and Guarantees"), including the amount thereof, the parties thereto and a brief description thereof.

         3.18 Legal Proceedings, Etc. Except as listed in Schedule 3.18 hereto, there is no claim, action, proceeding or investigation which is pending or, to the best of Seller's knowledge, any basis for or any threatened claim, action, proceeding or investigation, against or relating to the Seller or PCE Israel before any court, arbitrator or governmental or regulatory authority or body acting in an investigative or adjudicative capacity and neither Seller nor PCE Israel is subject to any outstanding order, writ, injunction or decree which if adversely determined would have a Material Adverse Effect on Seller or PCE Israel.

         3.19     Taxes.

         (a) Except as set forth on Schedule 3.19 hereto: (i) all Tax Returns (as hereinafter defined) required to be filed on or before the Closing Date have been filed by or on behalf of Seller and PCE Israel and all Taxes (as hereinafter defined) shown to be due on such Tax Returns have been paid or provided for in full; (ii) all accruals or reserves for Taxes reflected in the Recent Financial Statements are adequate to cover Taxes accruing with respect to or payable by Seller through the date thereof and Seller has not incurred or accrued any liability for Taxes subsequent to such date other than in the ordinary course of business; (iii) all Tax Returns filed or required to be filed on or before the Closing by Seller and PCE Israel are or will be true, correct and complete in all material respects; (iv) no Tax Return of Seller or PCE Israel is being audited by the relevant authorities, and neither Seller nor PCE Israel has received any notice that any Tax Return is under examination; (v) no extension of the statute of limitations with respect to any claim for Taxes has been granted by Seller or PCE Israel; and (vi) there are no liens for Taxes upon the assets of Seller or PCE Israel except liens for Taxes not yet due.

         (b) For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, transfer, gains, use, value added, withholding, license, occupation, privileges, payroll and franchise taxes, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof; and such term shall include any interest, penalties or additions to tax attributable to such assessments. For purposes of this Agreement, the term "Tax Return" shall mean any report, statement, return or other information required to be supplied by Seller or PCE Israel to a taxing authority in connection with Taxes.

         (c) Seller has not filed a consent to the application of Section 341(f) of the Code.

         3.20  Environmental Matters.

         (a) Except as set forth in Schedule 3.20 hereto, (i) Seller and PCE Israel are in compliance with all environmental laws, regulations, permits and orders applicable to it, and with all laws, regulations, permits and orders governing or relating to asbestos removal and abatement; (ii) neither Seller nor PCE Israel has transported, stored, treated or disposed, or allowed or arranged for any third parties to transport, store, treat or dispose, of any Hazardous Substances (as hereinafter defined) or other waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes, or had performed, arranged for or allowed by any method or procedure such transportation, storage, treatment or disposal in contravention of any laws or regulations, nor has Seller disposed, or allowed or arranged for any third parties to dispose of, Hazardous Substances or other waste upon property owned or leased by it; (iii) there has not occurred, nor is there presently occurring, a Release of any Hazardous Substance on, into or beneath the surface of any parcel of real property in which Seller or PCE Israel has an ownership interest; (iv) neither Seller nor PCE Israel has transported or disposed, or allowed or arranged for any third parties to transport or dispose, any Hazardous Substance or other waste to or at a site which, pursuant to the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any similar law, (A) has been placed on the National Priorities List or its state equivalent, or (B) the Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent; (v) neither Seller nor PCE Israel has received notice and has no knowledge of any facts which could give rise to any notice, that Seller or PCE Israel is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable law or regulation or notice of any other Environmental Claim; (vi) neither Seller nor PCE Israel has received any written or oral request for information in connection with any federal or state environmental cleanup site and has not undertaken (or been requested to undertake) any response or remedial actions or cleanup actions of any kind at the request of any federal, state or local governmental entity, or at the request of any other person or entity; (vii) there are no laws, regulations, ordinances, licenses, permits or orders relating to environmental or worker safety matters requiring any work, repairs, construction or capital expenditures with respect to the assets or properties of the Seller or PCE Israel; and (viii) Schedule 3.20 identifies (A) all environmental audits, assessments or occupational health studies undertaken by Seller, PCE Israel or its agents or by any governmental agencies with respect to the operations or properties of the Seller; (B) the results of any groundwater, soil, air or asbestos monitoring undertaken with respect to any real property owned by Seller or PCE Israel; (C) all written communications of the Seller or PCE Israel with environmental agencies; and (D) all citations issued with respect to Seller or PCE Israel under the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.).

         (b) For the purposes of this Agreement, "Environmental Claim" shall mean any demand, claim, governmental notice or threat of litigation or the actual institution of any action, suit or proceeding at any time by a person which asserts that an Environmental Condition constitutes a violation of or otherwise may give rise to any liability or obligation under any statute, ordinance, regulation, or other governmental requirement or the common law, including, without limitation, any such statute, ordinance, regulation, or other governmental requirement relating to the emission, discharge, or release of any Hazardous Substance into the environment or the generation, treatment, storage, transportation, or disposal of any Hazardous Substance. "Environmental Condition" shall mean the presence on the Closing Date, whether discovered or undiscovered on the Closing Date, in surface water, ground water, drinking water supply, land surface, subsurface strata or ambient air of any pollutant, contaminant, industrial solid waste or Hazardous Substance arising out of or otherwise related to the operations or other activities of Seller or PCE Israel, or of any predecessor in interest or line of business to Seller or PCE Israel, conducted or undertaken prior to the Closing Date. "Hazardous Substance" shall mean any substance defined in the manner set forth in Section 101(14) of the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and shall include any additional substances designated under Section 102(a) thereof. "Release" shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

         3.21 Compliance with Law. Seller and PCE Israel have conducted their businesses in compliance in all material respects with, and is in compliance in all material respects with, all applicable foreign, federal, state and local laws and regulations and all orders, judgments, decrees or rules of any foreign, federal or state court or governmental authority, or regulatory agency or authority.

         3.22     Certain Interests.

         (a) Except as disclosed in Schedule 3.22 hereto (and except for Related Party Loans and Guarantees disclosed in Schedule 3.17), Seller represents that neither Seller nor, to the best of Seller's knowledge, any officer, director, employee or stockholder of Seller or any relative of any officer or director, or other affiliate of any of the foregoing, has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Seller and no such person is indebted to the Seller. Except as disclosed in Schedule 3.22, Seller is not indebted to or required to indemnify or hold harmless any such person except for amounts due under normal compensation and for reimbursement of ordinary business expenses and the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment (severance or other) becoming due from Seller to any such person.

         (b) Schedule 3.22 hereto contains a complete and correct list and brief description of (i) all contracts and other transactions entered into within the past three years involving Seller with respect to which any officer, director, employee or principal stockholder of Seller, or any relative of any officer, director or principal stockholder of Seller, or other affiliate of any of the foregoing, is or was a party or is or was otherwise interested (other than an interest existing solely by virtue of, arising solely from and limited solely to, his position as an employee, officer, director or stockholder of Seller and
(ii) the amount of all salary, bonus or other cash or stock payment paid for services to or from the aforementioned persons rendered during each of the three calendar years prior to the date of Closing as well as the aggregate amount of all such payments made in the current calendar year through the date hereof to Seller by or on behalf of Seller regardless of the materiality thereof.

         3.23 Powers of Attorney, Absence of Limitation on Competition. Except as set forth in Schedule 3.23: (a) no material power of attorney or similar authorization given by Seller presently is in effect or outstanding and (b) no contract or agreement to which Seller or PCE Israel is a party or is bound or to which any of its properties or assets is subject limits the freedom of Seller or PCE Israel to compete in any line of business or with any person.

         3.24 Net Tangible Deficiency of Seller. Seller shall ensure that as of December 31, 1996, the Seller Group shall have a net tangible deficiency of no greater than $1,370,000.

         3.25 Full Disclosure. All information furnished in the Schedules hereto is, and as of the Closing Date shall be, correct and complete in all respects in accordance with the representations and warranties made by Seller under this
Article III. No representation or warranty of Seller and no information, Schedule or certificate furnished or to be furnished by or on behalf of Seller to Buyer, its affiliates or its agents pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statement contained herein or therein not misleading.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller that as of the Closing Date:

         4.01  Organization;  Qualification;  Subsidiaries.  Buyer  and  Buyer's
subsidiaries, Sivan and Mashov CBT, are corporations duly organized, validly existing and in good standing under the laws of the State of Israel. Unless otherwise indicated, Sivan and Mashov CBT are each hereinafter individually referred to as "a Subsidiary" and collectively referred to as "the Subsidiaries." Buyer and the Subsidiaries have all requisite corporate power and authority to own, lease and operate their properties and to carry on their business as now conducted. Buyer and the Subsidiaries are in good standing in each of the jurisdictions set forth in Schedule 4.01 hereto in which each is qualified or registered to do business as a foreign corporation. Neither Buyer nor either of the Subsidiaries is required to be qualified or licensed to do business as a foreign corporation in any other jurisdiction in which it owns, leases or operates property or otherwise conducts business, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on Buyer or such Subsidiary, as the case may be, and neither Buyer nor either of the Subsidiaries have received notice from any governmental agency or authority that it is required to register or qualify to do business as a foreign corporation in any jurisdiction other than such jurisdictions in which it has already registered.

         4.02 Capitalization of Subsidiaries. As of the Closing Date, the total authorized capital stock of Sivan consists of 25,500 Ordinary Shares NIS 1 per Ordinary Share, of which 1,000 shares are issued and outstanding. Buyer represents that it owns beneficially and of record 999 Ordinary Shares of Sivan ("the Sivan Stock") and Buyer's affiliate, Mashov Computers Ltd.

("MCL"), owns beneficially 1 Ordinary Share of Sivan. Sivan has issued no stock options or warrants. Other than this Agreement and the Related Agreements, and except as set forth on Schedule 4.02 hereto, there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery or transfer (including any right of conversion or exchange under any outstanding security or other instruments) by Sivan, of the Sivan Stock. There are no outstanding contractual obligations of Sivan to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of Sivan. At the Closing, Buyer will cause the transfer of the share of Sivan presently owned by MCL to be transferred to Mashov CBT.

         As of the Closing Date, the total authorized capital stock of Mashov CBT consists of 29,400 Ordinary Shares, of which 1,000 shares are issued and outstanding. Buyer represents that it owns beneficially and of record 999 Ordinary Shares of Mashov CBT ("the Mashov CBT Stock") and MCL owns one Ordinary Share of Mashov CBT. Mashov CBT has issued no stock options and no warrants. Other than this Agreement and the Related Agreements, and except as set forth on
Schedule 4.02 hereto, there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery or transfer (including any right of conversion or exchange under any outstanding security or other instruments) by Mashov CBT, of the Mashov CBT Common Stock. There are no outstanding contractual obligations of Mashov CBT to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of Mashov CBT.

         Unless otherwise indicated, the Sivan Stock and Mashov CBT Stock are collectively referred to as "the Subsidiary Sale Stock."


         4.03 Title to Stock. Buyer represents that it owns and at the Closing will own the Subsidiary Sale Stock free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims, options or limitations affecting its ability to vote such Subsidiary Sale Stock or to transfer such Subsidiary Sale Stock to Seller. At the Closing Buyer will transfer, assign and deliver good title to the Subsidiary Sale Stock to Seller, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims, options or limits of whatever nature.

         4.04 Investments. Schedule 4.04 hereto sets forth each of the equity or similar investments of Buyer and the Subsidiaries, directly or indirectly, in or with any subsidiary, corporation, partnership, association, joint venture or other entity. Except as described in Schedule 4.04, no such investment is subject to any restriction (contractual, statutory or otherwise) which would impair the ability of Buyer or the Subsidiaries, as the case may be, to dispose of any such investment at any time, and all of such investments are owned free and clear of any lien, claim, charge, pledge, security interest, option or other legal or equitable encumbrance. Buyer is an "Accredited Investor", as such term is defined in Regulation D promulgated by Section 3(b) of the Act. Buyer is capable of evaluating the merits and risks of acquiring the Sale Stock and is able to bear the economic risks of owning such Securities. Buyer is acquiring the Sale Stock for Buyer's own account for investment without any intention of selling or distributing all or any part thereof.

         4.05 Authority Relative to this Agreement. Buyer represents and warrants (a) that it has full legal power and authority to execute and deliver this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby, and (b) that this Agreement and each of the Related Agreements has been duly and validly executed and delivered by Buyer and constitute valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms.

         4.06 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement and the Related Agreements by Buyer, the transfer by Buyer to Seller of the Subsidiary Sale Stock nor the consummation of the other transactions contemplated by this Agreement and the Related Agreements will (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws (or other similar governing documents) of the Buyer or the Subsidiaries, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority other than those that have been made or obtained; (c) to the best of Buyer's or the Subsidiaries' knowledge, result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Buyer or a Subsidiary is a party or by which the Buyer or a Subsidiary or any of their assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained; (d) to the best of Buyer's knowledge, result in the creation of any encumbrance, security interest, equity or right of others upon any of the properties or assets of the Buyer or a Subsidiary under the terms, conditions or provisions of any agreement, instrument or obligation to which the Buyer or a Subsidiary or any of their assets may be bound or affected; or (e) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Buyer or a Subsidiary or any of their assets. The execution and delivery by Buyer of this Agreement and the Related Agreements, and the transactions contemplated hereby and thereby does not require any approval of the shareholders of Buyer which has not yet been obtained.

         4.07 Financial Statements. Buyer has previously furnished to Seller true and correct copies of (a) the balance sheets of Sivan as at December 31, 1994 and 1995 audited by the Subsidiaries' certified public accountants Kost, Levary & Forer; (b) the related audited income statements and cash flow statements of Sivan for the fiscal years ended December 31, 1994 and 1995; and
(b) the unaudited balance sheets of Sivan for each of the first three calendar quarters of 1996, and (c) the unaudited balance sheets and income statements of Sivan for the nine months ended September 30, 1996 (collectively referred to hereinafter as the "Subsidiary Financial Statements"). The balance sheets included in the Subsidiary Financial Statements (including the related notes thereto) present fairly the financial position of such Subsidiary as of their respective dates, and the related income statements included in the Financial Statements (including the related notes thereto) present fairly the results of operations of such Subsidiary for the periods then ended, all in conformity with GAAP applied on a consistent basis, except as otherwise noted therein or as disclosed on Schedule 4.07 hereto. The Financial Statements dated at and as of September 30, 1996 are hereinafter referred to as the "Subsidiary Recent Financial Statements". Seller acknowledges that Buyer will not provide any financial statements for Mashov CBT.

         4.08 Undisclosed Liabilities. Except as disclosed on Schedule 4.08 hereto, the Subsidiaries have no liabilities or obligations, secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due), which are not fully reflected or reserved against in the Subsidiaries' Recent Financial Statements, except those which have been incurred in the ordinary course of business since the date thereof, and Buyer knows of no basis for any claim against a Subsidiary of any material liability or obligation of such nature not fully reflected or reserved against in a Subsidiary's Recent Financial Statements.

         4.09 Absence of Certain Changes and Events. Except as otherwise contemplated by this Agreement, between the date of the Recent Financial Statements and the Closing Date:

         (a) the businesses of the Subsidiaries have been conducted only in the ordinary course and substantially in the manner that such business was heretofore conducted, and there has not been, except in the ordinary course and consistent with past practice:

                  (i) any purchase or other acquisition of property, any sale, lease or other disposition of property, or any expenditure in excess of $25,000 in the aggregate not disclosed on Schedule 4.09;

                  (ii) any material  incurrence  of liability  not  disclosed on
         Schedule 4.09; or

                  (iii) any encumbrance or consent to encumbrance of any property or assets in excess of $25,000 in the aggregate not disclosed on Schedule 4.09;

         (b) a Subsidiary has not entered into any agreement or transaction which, based upon the good faith application of its best business knowledge and experience, has resulted or will result in a transfer of assets for other than full and fair consideration;

         (c) there has been no change in the condition (financial or otherwise), assets, liabilities, business, results of operations, licenses, permits, franchises or affairs of a Subsidiary which has or is likely to have a Material Adverse Effect on a Subsidiary;

         (d) there has been no declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of, or split, combination or reclassification of, the Ordinary Shares of a Subsidiary, or any redemption or other acquisition by a Subsidiary of any Ordinary Shares of such Subsidiary;

         (e) there has not been any damage, destruction or casualty loss having a Material Adverse Effect on a Subsidiary;

         (f)  there  has not  been  (i) any  increase  in the  rate or  terms of compensation payable or to become payable by a Subsidiary to its directors, officers, key employees or commission sales personnel, except increases occurring in the ordinary course of business in accordance with its customary practices, (ii) any increase in the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers, key employees or commission sales personnel, except increases occurring in the ordinary course of business in accordance with its customary practices, or (iii) any entering by a Subsidiary into any new employment agreement or any modification of the terms of any existing employment agreement;

         (g) there has not been any entry into any agreement, commitment or transaction (including, without limitation, any borrowing, capital expenditure or capital financing) by a Subsidiary except in the ordinary course of business and consistent with the practices of a Subsidiary in the last fiscal year and except as otherwise contemplated by this Section 4.09;

         (h) there has not been any change by a Subsidiary in accounting methods, principles or practices;

         (i) there has not been any issuance, sale, encumbrance, or gift of any capital stock of a Subsidiary or of any option, security convertible into or right to purchase any such capital stock; and

         (j) there has been no threatened occurrence or development relating to the business, operations, financial condition or affairs of a Subsidiary which would materially adversely affect the business, operations, financial condition or affairs of a Subsidiary.

         4.10 Title and Condition of Assets. The Subsidiaries have good and marketable title to all of the properties and assets which the Subsidiaries purport to own, including without limitation the properties reflected in the Subsidiary Recent Financial Statements (other than those which have been disposed of since the date of the Subsidiary Recent Financial Statements in the ordinary course of business consistent with the practices of the Subsidiaries in the last fiscal year), free and clear of all liabilities, obligations, mortgages, security interests, liens, claims, charges, title defects or other encumbrances ("Liens") other than those described in Schedule 4.10 hereto. The Subsidiaries' assets are in good working condition, reasonable wear and tear excepted.

         4.11 Proprietary Rights. Schedule 4.11 hereto sets forth a complete list of all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade secrets, trade names, copyrights, licenses, inventions, drawings, designs, proprietary know-how or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights") which are held or owned by a Subsidiary. Except as set forth in Schedule 4.11, no one has asserted to the Buyer or to a Subsidiary, and Buyer has no knowledge, that the operations of a Subsidiary conflict with or infringe upon any Proprietary Rights owned by any other person.

         4.12 Real Property Leases. Schedule 4.12 hereto sets forth all real property leases under which a Subsidiary is a lessee; all such leases are valid and binding, and are in full force and effect; there are no existing defaults by a Subsidiary thereunder; no event has occurred which (whether with or without notice, lapse of time, or both) would constitute a default thereunder by a Subsidiary; and all lessors under such leases have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification in the rights or obligations of the lessee under such leases.

         4.13 Labor Matters. Except as set forth in Schedule 4.13, (a) each Subsidiary is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (b) there is no unfair labor practice complaint against either Subsidiary pending or, to the best of Buyer's knowledge, threatened before any tribunal; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best of Buyer's knowledge, threatened against or affecting a Subsidiary; (d) neither Subsidiary has received a notice that any representation or petition respecting the employees of such Subsidiary has been filed with any tribunal similar in significance to the NLRB; (e) no grievance nor any arbitration proceeding arising out of or under any collective bargaining agreements is pending against either Subsidiary; (f) neither Subsidiary has experienced any strike or work stoppage or other industrial dispute involving its employees in the past five years, and (g) there is currently no compensation due or payable to any employee of the Subsidiaries, except those included in the Subsidiary Recent Financial Statements.

         4.14 Insurance. All policies of fire, products liability, general liability, worker's compensation and other forms of insurance (including "key-man" insurance policies covering a Subsidiary or other key employees of a Subsidiary in which a Subsidiary is a beneficiary or named insured) owned or held by and insuring a Subsidiary are set forth on Schedule 4.14 hereto and such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation or termination. Except as set forth in Schedule 4.14, such policies will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement. The insurance policies to which a Subsidiary is a party are sufficient for compliance with all requirements of applicable laws and of all agreements to which a Subsidiary is a party or by which a Subsidiary is bound. Except as set forth on Schedule 4.14, in the three years preceding the date of this Agreement, a Subsidiary has not been refused any insurance with respect to its assets or operations or had its coverage limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

         4.15 Certain Contracts and  Arrangements.  Except as listed in Schedule
4.15 hereto or as reflected in the Subsidiary Recent Financial Statements, neither Subsidiary is a party to or bound by any written or oral: (a) employment, consulting, compensation or similar agreement or understanding which is not terminable at will by a Subsidiary (without penalty or liability on the part of a Subsidiary) on 30 or fewer days' notice; (b) indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money in excess of $10,000 in any one case or $25,000 in the aggregate by a Subsidiary or the guaranty of any obligation for the borrowing of money in excess of $10,000 in any one case or $25,000 in the aggregate by a Subsidiary; or (c) agreement which (i) is not terminable by a Subsidiary on 30 or fewer days' notice at any time without penalty, (ii) has a remaining term, as of the date of this Agreement, of over one year in length of obligation on the part of a Subsidiary; or (iii) involves the receipt or payment by a Subsidiary on or after the date hereof of more than $25,000. There is not, under any of the aforesaid obligations, any default or event which, with notice or lapse of time, or both, would constitute a default on the part of a Subsidiary, except such events of default and other events as to which requisite waivers or consents have been obtained or which would not, in the aggregate, have a Material Adverse Effect on such Subsidiary.

          Schedule 4.15 also lists all indentures, mortgages, notes, installment obligations, agreements or other instruments relating to the borrowing of money, regardless of amount, by a Subsidiary, any officer, director, employee or stockholder of a Subsidiary or any relative or other affiliate of any of the foregoing, from a Subsidiary or the guarantee by a Subsidiary of, or the contractual obligation of a Subsidiary to be responsible for, any obligation for the borrowing of money or otherwise by such persons, including the amount thereof, the parties thereto and a brief description thereof.

         4.16 Legal Proceedings, Etc. Except as listed in Schedule 4.16 hereto, there is no claim, action, proceeding or investigation which is pending or, to the best of Buyer's knowledge, any basis for or any threatened claim, action, proceeding or investigation, against or relating to a Subsidiary before any court, arbitrator or governmental or regulatory authority or body acting in an investigative or adjudicative capacity and a Subsidiary is not subject to any outstanding order, writ, injunction or decree which adversely affects the business, operations or financial condition of a Subsidiary.

         4.17     Taxes.

         (a) Except as set forth on Schedule 4.17 hereto: (i) all Tax Returns required to be filed on or before the Closing Date have been filed by or on behalf of a Subsidiary and all Taxes shown to be due on such Tax Returns have been paid or provided for in full; (ii) all accruals or reserves for Taxes reflected in the Subsidiary Recent Financial Statements are adequate to cover Taxes accruing with respect to or payable by a Subsidiary through the date thereof and a Subsidiary has not incurred or accrued any liability for Taxes subsequent to such date other than in the ordinary course of business; (iii) all Tax Returns filed or required to be filed on or before the Closing by a Subsidiary are or will be true, correct and complete in all material respects;
(iv) no Tax Return of a Subsidiary is being audited by the relevant authorities, and a Subsidiary has not received any notice that any Tax Return is under examination; (v) no extension of the statute of limitations with respect to any claim for Taxes has been granted by a Subsidiary; and (vi) there are no liens for Taxes upon the assets of a Subsidiary except liens for Taxes not yet due.

         (b) Neither Subsidiary nor any of its respective predecessors has filed a consent to the application of Section 341(f) of the Code.

         4.18 Environmental Matters. Except as set forth in Schedule 4.18 hereto, the Subsidiaries are in compliance in all material respects with all environmental laws, regulations, permits and orders applicable to it, and with all laws, regulations, permits and orders governing or relating to asbestos removal and abatement.

         4.19 Compliance with Law. The Subsidiaries have conducted their business in compliance in all material respects with, and are in compliance in all material respects with, all applicable foreign, federal, state and local laws and regulations and all orders, judgments, decrees or rules of any foreign, federal or state court or governmental authority, or regulatory agency or authority.

         4.20     Employee Benefit Plans.

         The Employee Benefit Plans maintained by the Subsidiaries comply in all material respect with all applicable laws except where the failure to so comply would not have a Material Adverse Effect on such Subsidiary.

         4.21     Certain Interests.

         (a) Except as disclosed in Schedule 4.21 hereto (and except for Related Party Loans and Guarantees disclosed in Schedule 4.21), Buyer represents that neither a Subsidiary nor, to the best of Buyer's knowledge, any officer, director, employee or stockholder of a Subsidiary or any relative or other affiliate of any of the foregoing, has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of a Subsidiary and no such person is indebted to a Subsidiary. Except as disclosed in Schedule 4.21, a Subsidiary is not indebted to or required to indemnify or hold harmless any such person except for amounts due under normal salary and for reimbursement of ordinary business expenses and the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment (severance or other) becoming due from a Subsidiary to any such person.

         (b) Schedule 4.21 hereto contains a complete and correct list and brief description of (i) all contracts and other transactions entered into within the past three years involving a Subsidiary with respect to which any officer, director, or principal stockholder of a Subsidiary, or any relative or other affiliate of any of the foregoing, is or was a party or is or was otherwise interested (other than an interest existing solely by virtue of, arising solely from and limited solely to, his position as an officer, director or stockholder of a Subsidiary and (ii) the amount of all salary, bonus or other cash or stock payment paid for services to or from the aforementioned persons rendered during each of the three calendar years prior to the date of Closing as well as the aggregate amount of all such payments made in the current calendar year through the date hereof to Buyer by or on behalf of a Subsidiary regardless of the materiality thereof.

         4.22 Powers of Attorney, Absence of Limitation on Competition. Except as set forth in Schedule 4.22: (a) no material power of attorney or similar authorization given by a Subsidiary presently is in effect or outstanding and
(b) no contract or agreement to which a Subsidiary is a party or is bound or to which any of its properties or assets is subject limits the freedom of a Subsidiary to compete in any line of business or with any person.

         4.23 The Subsidiaries. Buyer shall ensure that as of the Closing Date, Mashov CBT and Sivan together shall have net tangible assets of at least $2,200,000 (including, for such calculations, $1,500,000 in cash to be contributed to the capital of Seller by Buyer), free and clear of all liabilities, obligations, liens, mortgages, security interests, encumbrances, claims or similar adverse interests of any kind or character except the title exceptions listed on Schedule 6.05 hereto and liens for taxes not yet due and payable, and that at least $1,500,000 of such assets will be cash held by Sivan (or contributed to the capital of Seller by Buyer). Buyer shall also obtain prior to the Closing all required governmental approvals in order to permit Sivan to distribute any excess cash to the Seller following the Closing. In the event that a post-closing audit reflects that, as of the Closing Date, the cash requirements of this Section 4.23 have not been met, Buyer shall, within 30 days of Buyer's receipt of the results of a post-closing audit, contribute to Seller cash in an amount equal to such shortfall.

         4.24 Full Disclosure. All information furnished in the Schedules hereto is, and as of the Closing Date shall be, correct and complete in all respects in accordance with the representations and warranties made by Buyer under this
Article IV. No representation or warranty of Buyer and no information, Schedule or certificate furnished or to be furnished by or on behalf of Buyer or the Subsidiaries, their affiliates or agents pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statement contained herein or therein not misleading.


                                    ARTICLE V

                   THE CLOSING AND CERTAIN CLOSING DELIVERIES

         5.01 Time and Place of Closing. Upon the terms and subject to satisfaction or waiver of the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will take place as of the close of business on February 6, 1997, or on such other date on which the parties hereto agree, at the offices of Carter, Ledyard & Milburn, U.S. counsel for Buyer, or at such other place or time as the parties may agree in writing. The effective time of the Closing is hereinafter referred to as the "Closing Date".

         5.02 Deliveries by Seller. At the Closing, Seller will deliver to Buyer the following:

         (a) One or more stock certificates representing all of the Sale Stock, accompanied by stock powers duly executed in blank or duly executed instruments of transfer and any other documents that are necessary to transfer to Buyer good and marketable title to all of the Sale Stock;

         (b) The Related Agreements to which Seller is a party;

         (c) The minute books and corporate seals of the Seller, to the extent in the possession of Seller;

         (d) Resignations dated the Closing Date of the officers and directors of the Seller requested by Buyer;

         (e) An opinion or opinions from Fulbright & Jaworski L.L.P., counsel for Seller, dated the Closing Date and satisfactory in form and substance to Buyer and its counsel, to the effect that:

                  (i) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (ii) Seller has the corporate power and authority to execute and deliver this Agreement and the Related Agreements to which it is to be a party and to consummate the transactions contemplated hereby and thereby, and the execution and delivery of this Agreement and the
         Related Agreements to which Seller is to be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by requisite corporate action taken on the part of Seller and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or the Related Agreements to which Seller is to be a party or to consummate the transactions contemplated hereby and thereby;

                  (iii) This Agreement and the Related Agreements have been duly and validly executed and delivered by Seller and, assuming the Agreement and the Related Agreements are valid and binding obligations of Buyer, constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (iv) Except for those approvals and consents which have already been obtained, neither execution and delivery by Seller of this Agreement and the Related Agreements, the sale by Seller of the Sale Stock pursuant to this Agreement nor the consummation of the other transactions contemplated by this Agreement and the Related Agreements will (A) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws (or other similar governing documents) of the Seller, (B) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority other than those that have been made or obtained; (C) to the best of such counsel's knowledge based on its representation of PCE in connection with this Agreement and the transactions contemplated hereby, result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any material note, material bond, material mortgage, material indenture, material license, material agreement or other material instrument or material obligation to which the Seller is a party or by which the Seller or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained; (D) to the best of such counsel's knowledge based on its representation of PCE in connection with this Agreement and the transactions contemplated hereby, result in the creation of any encumbrance, security interest, equity or right of others upon any of the properties or assets of the Seller or under the terms, conditions or provisions of any material agreement, material instrument or material obligation to which the Seller or any of its assets may be bound or affected; or (E) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Seller or any of its assets.

                  (v) By reason of delivery of certificates for the Sale Stock as contemplated by this Agreement, Seller has issued, assigned and delivered to Buyer good and marketable title to such shares of PCE Common Stock, free and clear, to the best of such counsel's knowledge after reasonable investigation, of any liens, encumbrances, equities and claims of whatever nature, except as provided by applicable securities laws and except as created by Buyer;

                  (vi) The total authorized capital stock of the Seller is as set forth in Section 3.02 of this Agreement; all of the Sale Stock is duly authorized, validly issued, fully paid and nonassessable;

                  (vii) Except as disclosed in Schedule 3.18 to this Agreement, such counsel has no knowledge of any claim, action, proceeding or investigation pending or threatened against or relating to the Seller before any court or governmental or regulatory authority or body acting in an investigative or adjudicative capacity or of any outstanding order, writ, injunction or decree to which the Seller is a party or is subject which adversely affects the business, operations or financial condition of the Seller; and

                  (viii) The transactions contemplated by this Agreement and the Related Agreements require no federal or state governmental or securities exchange or shareholder approval, authorization or certification which has not previously been obtained.

         As to any matters contained in such opinion which involve the laws of any jurisdiction other than the federal laws of the United States of America, or the laws of the States of New York and Delaware, Seller's counsel may rely upon opinions of counsel admitted in such other jurisdictions. Any opinions relied upon by Seller's counsel as aforesaid shall be in form and substance satisfactory to Buyer and its counsel, and the counsel rendering such opinions shall be satisfactory to Buyer and its counsel. Any such opinions shall be delivered to Buyer together with the opinion of Seller's counsel. The opinion of Seller's counsel may expressly rely as to matters of fact upon certificates furnished by Seller, appropriate officers and directors of the Seller and public officials;

         (f) All other documents, instruments and writings required to be delivered by Seller at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.

         5.03 Deliveries by Buyer. At the Closing, Buyer will deliver the following to or for the account of Seller:

         (a) One or more stock certificates representing all of the Subsidiary Sale Stock, accompanied by stock powers duly executed in blank or duly executed instruments of transfer and any other documents that are necessary to transfer to Seller good and marketable title to all of the Subsidiary Sale Stock;

         (b)  The  stock   books,   stock   ledgers  and  minute  books  of  the
Subsidiaries, to the extent in the possession of Buyer;

         (c)      The Related Agreements to which Buyer is a party;

         (d) An opinion from Carter, Ledyard & Milburn, U.S. counsel to Buyer, dated the Closing Date and satisfactory in form and substance to Seller and its counsel, to the effect that such U.S. counsel has relied upon the opinion of Buyer's Israeli counsel and, based upon such opinion of Israeli counsel, this Agreement and the Related Agreements have been duly and validly executed and delivered by Buyer and, assuming the Agreement and the Related Agreements are valid and binding obligations of Seller, constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

         (e) An opinion or opinions from Efrima, Ben-Yacov, Sherman, Milstein, Israeli counsel for Buyer, dated the Closing Date and satisfactory in form and substance to Seller and its counsel, to the effect that:

                  (i)  Buyer  and  the  Subsidiaries   are   corporations   duly
         organized, validly existing and in good standing under the laws of Israel;

                  (ii) Buyer has the corporate power and authority to execute and deliver this Agreement and the Related Agreements to which it is to be a party and to consummate the transactions contemplated hereby and thereby, and the execution and delivery of this Agreement and the Related Agreements to which Buyer is to be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by requisite corporate action taken on the part of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or the Related Agreements to which Buyer is to be a party or to consummate the transactions contemplated hereby and thereby;

                  (iii) This Agreement and the Related Agreements have been duly and validly executed and delivered by Buyer and, assuming the Agreement and the Related Agreements are valid and binding obligations of Seller, constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (iv) Except for those approvals and consents which have already been obtained, neither execution and delivery by Buyer of this Agreement and the Related Agreements, the transfer by Buyer of the Subsidiary Sale Stock to Seller pursuant to this Agreement nor the consummation of the other transactions contemplated by this Agreement and the Related Agreements will (A) conflict with or result in any breach of any provision of the Articles or Memorandum of Associations (or other similar governing documents) of the Buyer, (B) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority other than those that have been made or obtained; (C) to the best of such counsel's knowledge based on its representation of Buyer in connection with this Agreement and the transactions contemplated hereby, result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any material note, material bond, material mortgage, material indenture, material license, material agreement or other material instrument or material obligation to which the Buyer is a party or by which the Buyer or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained; (D) to the best of such counsel's knowledge based on its representation of Buyer in connection with this Agreement and the transactions contemplated hereby, result in the creation of any encumbrance, security interest, equity or right of others upon any of the properties or assets of the Buyer or under the terms, conditions or provisions of any material agreement, material instrument or material obligation to which the Buyer or any of its assets may be bound or affected; or (E) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Buyer or any of its assets.

                  (v) By reason of delivery of certificates for the Subsidiary Sale Stock and duly executed stock powers as contemplated by this Agreement, Buyer has transferred, assigned and delivered to Seller good and marketable title to such shares of Common Stock, free and clear, to the best of such counsel's knowledge, of any liens, encumbrances, equities and claims of whatever nature, except as provided by applicable securities laws and except as created by Seller;

                  (vi) The total authorized capital stock of the Subsidiaries is as set forth in Section 4.02 of this Agreement; all of the Subsidiary Sale Stock are duly authorized, validly issued, fully paid and nonassessable; and

                  (vii) Except as disclosed in Schedule 4.14 to this Agreement, such counsel has no knowledge of any claim, action, proceeding or investigation pending or threatened against or relating to the Subsidiaries before any court or governmental or regulatory authority or body acting in an investigative or adjudicative capacity or of any outstanding order, writ, injunction or decree to which the Subsidiaries are a party or are subject which adversely affects the business, operations or financial condition of the Subsidiaries.

         As to any matters contained in such opinion which involve the laws of any jurisdiction other than the laws of the State of Israel, counsel may rely upon opinions of counsel admitted to practice in such other jurisdictions. Any opinions relied upon by Buyer's counsel as aforesaid shall be in form and substance satisfactory to Seller and its counsel, and the counsel rendering such opinions shall be satisfactory to Seller and its counsel. Any such opinions shall be delivered to Seller together with the opinion of Buyer's U.S. counsel. The opinion of Buyer's counsel may expressly rely as to matters of fact upon certificates furnished by appropriate officers and directors of Buyer and its affiliates and public officials;

         (f) All other documents, instruments and writings required to be delivered by Buyer at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.


                                   ARTICLE VI

                             POST-CLOSING COVENANTS

         6.01 Expenses. Except as otherwise provided herein, Seller and Buyer shall each bear their own costs and expenses incurred in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby. Buyer shall be responsible for fees, commissions, expenses and reimbursements incurred by or required to be paid to its professional advisors and Seller shall be responsible for the fees, commissions, expenses and reimbursements incurred by or required to be paid to Seller's professional advisors.

         6.02 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale of the Sale Stock and the Subsidiary Sale Stock and the other transactions contemplated by this Agreement and the Related Agreements. From time to time after the date hereof (including after the Closing Date if requested), the parties hereto will, at their own expense and without further consideration, execute and deliver such documents to the other party hereto as such party may reasonably request in order more effectively to vest in such party good title to the Sale Stock, the Subsidiary Sale Stock and other consideration contemplated by this Agreement, as the case may be, and to more effectively consummate the transactions contemplated by this Agreement and the Related Agreements.

         6.03 Public Announcements. Even if required by law or by the rules of (or any agreement of the parties or their affiliates with) any stock exchange, the parties agree that neither party will issue any press releases or other statements with respect to this Agreement, the Related Agreements or the transactions contemplated hereby and thereby, without consulting with each other before issuing any press release or otherwise making any public statement with respect to this Agreement and the transactions contemplated hereby and neither Seller nor Buyer shall issue any such press release or make any such public statement prior to such consultation.

         6.04 Commissions and Fees. Seller and Buyer each represent and warrant to the other that no broker, finder, financial adviser or other person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the party making such representation, other than Helix Capital LLC, the fees and expenses of whom shall be borne entirely by Seller prior to the Closing. Seller and Buyer will pay to the other or otherwise discharge, and will indemnify and hold the other harmless from and against, any and all claims or liabilities for all brokerage fees, commissions and finder's fees incurred by reason of any action taken by such party.

         6.05 Sales and Transfer Taxes. All sales and transfer taxes (including all stock transfer taxes, if any) incurred in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby will be borne by Seller, and Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such sales and transfer taxes, and, if required by applicable law, Buyer will join in the execution of any such Tax Returns or other documentation.

         6.06     Other Tax Matters.

         (a) Buyer shall have exclusive control and responsibility to file all Tax Returns reflecting the operations of the Seller and required to be filed by or on behalf of the Seller for all taxable periods ending after the Closing Date. Seller shall have exclusive control and responsibility to file all Tax Returns reflecting the operations of the Subsidiaries and required to be filed by or on behalf of the Subsidiaries for all taxable periods ending after the Closing Date. The parties shall cooperate fully in connection with the filing of such returns, including the provision of copies of any return or report for a period which includes the Closing Date to the other party before filing. No party shall destroy or allow the destruction of any books, records or files pertaining to the operations of the Seller and the Subsidiaries prior to the Closing without first having offered in writing to deliver such books, records or files to the other party at such other party's expense. In any instance in which a party hereto is required to file or cause to be filed Tax Returns covering a period commencing prior to but ending after the Closing, the parties hereto will furnish all information and records reasonably available to them and reasonably requested by such party, as the case may be, and necessary or appropriate for use in preparing such returns. Any Taxes for a period commencing prior to but ending after the Closing will be apportioned, in the case of real and personal property Taxes, on a per diem basis and, in the case of other Taxes, on the basis of the actual activities, taxable income or taxable loss of the Seller or the Subsidiaries during the periods before and after the Closing.

         (b) The parties hereto will provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any Tax Return, any audit or any examination by any taxing authority, any judicial or administrative proceedings relating to liability for Taxes, or any claim arising under this Agreement with respect to Taxes, and each will retain and provide the other with any records or information which may be relevant to such Taxes. The parties hereto shall be permitted to participate (at their own expense) in any audit or examination by any taxing authority with respect to any Tax Return for which Seller or Buyer, as the case may be, may be required to provide indemnification.

         (c) The parties hereto will not consent, and will cause the Seller or the Subsidiaries not to consent, to the extension of any statute of limitations with respect to any Tax Return for which Seller, Buyer or the Subsidiaries may be required to provide indemnification without the consent of the Seller or Buyer, as the case may be, so long as such party provides assurances reasonably satisfactory to Seller or Buyer, as the case may be, that they will be able to satisfy any potential deficiency.

         (d) If Seller and Buyer disagree as to the amount of Taxes for which each is liable under this Agreement, Seller and Buyer hereby agree to appoint a firm of certified public accountants acceptable to the parties to act as arbitrator to resolve said dispute. All determinations by such arbitrator shall be final and binding on the parties and all fees and expenses with respect to such arbitrator shall be shared equally by Seller and Buyer.

         (e) In the event that a party hereto makes an election under Section 338 of the Code, Seller or Buyer, as the case may be, shall cooperate with such party in the making of such election and in the preparation and the filing of Form 8023 and any schedules required to be attached thereto. The party making such election shall assume full responsibility for any Taxes attributable to such election.

         6.07 Shareholder Claims. Seller and Buyer hereby waive, effective on the Closing Date, all claims against each other, whether such claims accrue prior to or after the Closing; provided, however, that the parties hereto do not waive claims which may arise with respect to: (i) contracts or agreements between the Buyer and the Subsidiaries contemplated by this Agreement or entered into after the Closing, or (ii) rights to indemnity (other than in respect of claims as to which the parties hereto specifically undertake to indemnify each other hereunder) as corporate officers and directors to the full extent permitted by the Certificate of Incorporation and the By-laws (or similar governing documents) of the parties hereto or agreements between the parties hereto and the directors and officers of the respective parties, in each case which have been disclosed to the parties and as are in effect on the date hereof.

         6.08 Special Meeting. Seller will, if Buyer so requests, hold a special meeting of shareholders for the purpose of approving an amendment to Seller's Certificate of Incorporation increasing the authorized Common Stock of Seller in order to permit conversion of the Series C Preferred Shares.

         6.09 Post-Closing Audits; Adjustments to Purchase Price. On or before March 31, 1997, Buyer shall provide Seller with: (i) the audited balance sheet of Sivan at December 31, 1996, prepared in accordance with GAAP and certified by Ernst & Young LLP ("E&Y"), or another nationally recognized firm of independent auditors and (ii) the unaudited balance sheet of Mashov CBT at December 31, 1996, reviewed by Ernst & Young LLP or another nationally recognized firm of independent auditors, and Seller shall provide Buyer with the audited balance sheet of Seller and PCE Israel at December 31, 1996, prepared in accordance with GAAP and certified by E&Y or another nationally recognized firm of independent auditors. Based upon such balance sheets, the Purchase Price shall be adjusted so that Buyer's total ownership percentage of the outstanding PCE Common Stock on a fully-diluted basis after giving effect to the transactions contemplated by this Agreement and the adjustment contemplated by this Section 6.09, shall be equal to the following:

         Buyer's percentage ownership = (10.33 +SB)/(17.33 +SB+PB) X 100 where "SB" equals the net tangible book value of Sivan and Mashov CBT at December 31, 1996 (expressed in millions of U.S. dollars), together with the $1,500,000 in cash capital contributions made to Seller by Buyer, and "PB" equals the net tangible book value of the Seller Group at December 31, 1996 (expressed in millions of U.S. dollars). If, after such adjustment, Buyer shall be entitled to additional shares of PCE Common Stock, such shares shall be issued and delivered to Buyer within 30 days of the determination of the adjustment to the Purchase Price. If, after such adjustment, shareholders of record of Seller as of the date of Closing shall be entitled to additional shares of PCE Common Stock, such shares shall be issued to such shareholders pro rata in the form of a dividend and delivered to such shareholders within 30 days of the determination of the adjustment to the Purchase Price. The balance sheets of Seller used in connection with this Section 6.09 shall include adequate reserves for: (i) liens against Seller's former subsidiary, PC Etcetera-California, and (ii) 100% of the legal, accounting and other cash costs incurred by Seller in connection with this Agreement and the transactions contemplated hereby.

         6.10 Seller Board Composition. As soon as practicable following the Closing, the Board of Directors of Seller shall be expanded to six members, four of which shall be nominated by Buyer and two of which shall be nominated by Seller, and shall be expanded further at a later date to seven members, the seventh member being appointed by the Board of Directors.

         6.11 Buyer Conversion Covenant. Buyer covenants and agrees to vote it's Sale Stock in favor of amending the certificate of incorporation of Seller for the sole purpose of increasing the authorized capital stock of Seller in order to effect the conversion of the PCE Series C Preferred Stock issued to Buyer hereunder. Buyer further covenants and agrees to exercise the conversion of the PCE Series C Preferred Stock as soon as practicable following the aforementioned amendment of the certificate of incorporation of Seller.


         6.12 Covenant Not to Call Intercompany Debt. Buyer hereby covenants and agrees that for a period of one year after the Closing Date, Buyer shall not demand payment of $600,000 of intercompany debt owing to Buyer from the Subsidiaries, except in the event of a rights offering made to Buyer's shareholders.

         6.13 Tag-Along Rights for Certain Shareholders. Buyer covenants and agrees that in the event that Buyer proposes to sell any of the Sale Stock within one year after the Closing Date in a bona fide third party transaction (excluding, for such purposes, any sale of Sale Stock to Elron Electronic Industries, Inc. on or within two days of the Closing Date), those shareholders of Seller who acquired shares of PCE Common Stock as a result of conversion of PCE Series A Preferred Stock or Seller's Series B Warrants in connection with the Conversion and Waiver Agreement shall have the right to participate in such proposed sale, on the same terms and conditions as those negotiated by Buyer, pro rata, with respect to all shares of PCE Common Stock held by such shareholders immediately following the Closing.


                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS


         7.01 "Piggy Back" Registration Rights. (a) Whenever Seller proposes to file under the Securities Act of 1933, as amended (the "Act"), a registration statement relating to Sale Stock, Seller shall, at least 30 days prior to such filing, give effective written notice of such proposed filing to the holders of all shares of PCE Common Stock not registered for resale under the Act ("Unregistered Shares"). Upon receipt by Seller, not more than 20 days after such effective notice, of a written request or written requests from one or more of such holders for registration of Unregistered Shares, Seller shall use its best efforts to (A) include in such registration statement or in a separate registration statement concurrently filed, and cause such registration statement to become effective with respect to the Unregistered Shares as to which such holder or holders request registration and (B), if such proposed registration is in connection with an underwritten offering of PCE Common Stock, upon request of such holder or holders cause the managing underwriter therefor to include in such offering the Unregistered Shares as to which such holder or holders request such inclusion, on terms and conditions comparable to those of the securities offered on behalf of Seller, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Seller shall determine for any reason not to register or to delay registration of such securities, Seller may, at its election, give written notice of such determination to each holder of Unregistered Shares and, thereupon, (1) in the case of a determination not to register, shall be relieved of its obligation to register any Unregistered Shares in connection with such registration, and (2) in the case of delay in registering, shall be permitted to delay registering any Unregistered Shares for the same period as the delay in registering such other securities.

         (b) Priority in "Piggyback" Registrations. If a registration pursuant to this subsection 7.01 involves an underwritten offering and the managing underwriter advises Seller in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, Seller will include in such registration, to the extent of the number of which Seller is so advised can be sold in such offering, securities of Seller requested to be included in such registration, pro rata among the holders thereof requesting such registration on the basis of the number of shares of such securities requested to be included by such holders.

         7.02 Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written instrument executed by Seller and Buyer.

         7.03 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of either party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

         7.04 Survival. Each and every representation, warranty, covenant and agreement contained in this Agreement or in any document delivered pursuant to or in connection with this Agreement shall survive the Closing and shall not be affected by any investigation made by any party.

         7.05 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, telexed or mailed by reputable overnight delivery service or by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address as any party shall specify by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

         (a)      if to Seller to:

                  PC Etcetera, Inc.
                  462 Seventh Avenue
                  New York, New York 10018
                  Attention: Terry Steinberg
                  Phone No.:        212-736-5870
                  Fax No.:          212-736-0039

                  with a copy to:

                  Fulbright & Jaworski L.L.P.
                  666 Fifth Avenue
                  New York, New York 10103
                  Attention: Richard Gilden, Esq.
                  Phone No.:        212-318-3000
                  Fax No.:          212-752-5958

         (b)      if to Buyer to:

                  Mashov Computer Marketing Ltd.
                  c/o Magic Software Enterprises Ltd.
                  5 HaPlada Street
                  Or-Yehuda, Israel 60218
                  Attention: Elan Penn
                  Phone No.:        972-3-538-9201
                  Fax No.:          972-3-538-9393

                  with a copy to:

                  Carter, Ledyard & Milburn
                  2 Wall Street
                  New York, New York  10005
                  Attention: Steven J. Glusband, Esq.
                  Phone No.:        212-732-3200
                  Fax No.:          212-732-3232

         7.06 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party. Any purported assignment in violation of the provisions hereof shall be void.

         7.07 Governing Law. This Agreement shall be governed by the laws of the State of New York as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

         7.08 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the Related Agreements or the transactions contemplated hereby or thereby shall be settled and finally determined by arbitration in the State of Israel, or at such other location as the parties may agree, in accordance with the Commercial Arbitration Rules of the American Arbitration Association in force at the time of such arbitration. Judgment upon any award rendered by such an arbitration may be rendered in any court having jurisdiction. All fees and charges of the American Arbitration Association and of the arbitrators and all arbitration-related costs of the parties shall be borne as the arbitrators shall determine in their award.

         7.09 Counterparts. This Agreement may be executed in any number of counterparts, and by either party on separate counterparts, each of which as so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

         7.10 Interpretation. The table of contents and the article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a governmental entity or any department or agency thereof. As used in this Agreement, the term "subsidiary", when used in reference to any other person, shall mean any corporation of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors of such corporation are owned directly or indirectly by such other person. As used in this Agreement, the term "generally accepted accounting principles" means generally accepted accounting principles as in effect and as applied in the United States. As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. When used herein, the masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates or permits.

         7.11 Entire Agreement. This Agreement and the Related Agreements, including the schedules, exhibits, documents, certificates and instruments referred to herein and therein, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and supersede all prior agreements and understandings between the parties with respect thereto.

         7.12     Specific Performance.

         (a) Seller and Buyer acknowledge that, in view of the uniqueness of the business of the Seller and the Subsidiaries and the transactions contemplated hereby, Seller and Buyer may not have an adequate remedy at law for money damages in the event that this Agreement with respect to the sale and delivery of the Sale Stock and other consideration contemplated by this Agreement has not been performed in accordance with its terms by Seller or Buyer, and therefore the parties hereto agree that each party hereto shall be entitled to specific enforcement of the terms hereof with respect to the sale, transfer and delivery of the consideration contemplated by Section 1.02 of this Agreement and the other transactions contemplated hereby in the event of breach by either party hereto in addition to any other remedy to which such party may be entitled, at law or in equity, for such breach.

         (b) In the event of a breach or threatened breach by Seller or Buyer of its covenants under Article VI, the parties hereto acknowledge that Seller or Buyer may not have an adequate remedy at law for money damages. Accordingly, in the event of such breach or threatened breach, Seller or Buyer, as the case may be, will be entitled to such equitable and injunctive relief as may be available to restrain Seller or Buyer, as the case may be, from the violation of the provisions of Article VI in addition to any other remedy to which Seller or Buyer may be entitled, at law or in equity, for such breach or threatened breach.

         7.13 Severability of Covenants. In the event that any provision of this Agreement, including any sentence, clause or part hereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect to the extent that such provisions can still reasonably be given effect in accordance with the intentions of the parties, and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties, modified, amended and limited solely to the extent necessary to render the same valid and enforceable.

         IN WITNESS WHEREOF, Seller and Buyer have each caused this Agreement to be executed by its duly authorized officer, each as of the date first above written.


                                          MASHOV COMPUTERS MARKETING LTD.


                                          By: __________________________
                                          Name:
                                          Title:


                                          PC ETCETERA, INC.


                                          By:___________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT A



                         CONVERSION AND WAIVER AGREEMENT

         CONVERSION AND WAIVER AGREEMENT (the "Agreement") dated as of February 6, 1997 among PC Etcetera, Inc., a Delaware corporation ("PCE" or the "Company") and the individuals or entities listed on Schedule 2 hereto (each such individual or entity listed on Schedule 2 hereto being referred to as a "Holder" and such individuals and entities being referred to collectively as the "Holders").

         WHEREAS,  PCE  entered  into an Asset  Purchase  Agreement  dated as of
August 12, 1994 (the "Asset Purchase Agreement") with Elron Electronic Industries Ltd. ("Elron") and certain other parties thereto, pursuant to which, among other things, PCE issued to Elron shares of its Common Stock ("PCE Common Stock"), shares of its Series A Preferred Stock (the "Series A Shares") and warrants for the purchase of PCE Common Stock and Series A Preferred Shares (the "Series A Warrants"); and

         WHEREAS, effective March 15, 1995 PCE and Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Gibraltar Trust, Justy Ltd., Yozma Venture Capital Ltd., SVE STAR Ventures Enterprises No. II GbR., SVE STAR Ventures Enterprises No. III GbR. and SVE STAR Ventures Enterprises No. IIIA GbR. (collectively, the "Series B Purchasers") entered into a Stock Purchase Agreement (the "Series B Stock Purchase Agreement") pursuant to which, among other things, PCE issued to the Series B Purchasers shares of its Series B Preferred Stock (the "Series B Shares") and warrants (the "Series B Warrants"), and the Series B Purchasers became entitled to shares of PCE Common Stock pursuant to penalty provisions in the Series B Stock Purchase Agreement (the "S-2 Penalty Shares"); and

         WHEREAS, effective December 5, 1995 PCE entered into a Loan and Registration Rights Agreement (the "1995 Loan Agreement") with Gibraltar Trust, Justy Ltd., Yozma Venture Capital Ltd., SVE STAR Ventures Enterprises No. II GbR., SVE STAR Ventures Enterprises No. III GbR., SVE STAR Ventures Enterprises No. IIIA GbR., Elron and Gilbert H. Steinberg (collectively, the "1995 Lenders"), pursuant to which, among other things, PCE issued to the 1995 Lenders warrants (the "1995 Loan Warrants") for the purchase of shares of PCE Common Stock; and

         WHEREAS, effective October 25, 1996, PCE entered into a Loan and Registration Rights Agreement (the "1996 Agreement") with RHO Management Trust I, a/k/a Gibraltar Trust, Elron and Gilbert H. Steinberg (collectively, the "1996 Lenders"), pursuant to which, among other things, PCE issued to the 1996 Lenders Warrants (the "1996 Loan Warrants") for the purchase of shares of PCE Common Stock; and

         WHEREAS, PCE intends to enter into a Stock Purchase Agreement (the "Mashov Agreement") with Mashov Computers Marketing Ltd. ("Mashov"), pursuant to which, among other things, Mashov will purchase approximately 69% of the issued and outstanding PCE Common Stock, it being a condition of the Mashov Agreement that the parties hereto enter into this Agreement;

         NOW THEREFORE, in consideration of the premises agreements contained herein, the parties hereto hereby agree as follows:


         1. Conversion of Securities by Elron. Elron hereby agrees that as of the date hereof, it shall convert all of the Series A Preferred Shares held by it into 200,000 shares of PCE Common Stock, and that such conversion shall be deemed to have taken place as of the date hereof.

         2.  Conversion of 1995 and 1996 Loan Warrants.

                  (a) Each of the 1995 Lenders hereby agrees that as of the date hereof, it shall convert all of the 1995 Loan Warrants held by it into the number of shares of PCE Common Stock set forth opposite each 1995 Lender's name on Schedule 1 hereto, and that such conversions shall be deemed to have taken place as of the date hereof.

                  (b) Each of the 1996 Lenders hereby agrees that as of the date hereof, it shall convert all of the 1996 Loan Warrants held by it into the number of shares of PCE Common Stock set forth opposite each 1996 Lender's name on Schedule 1 hereto, and that such conversions shall be deemed to have taken place as of the date hereof.

         3. Conversion of Series A and Series B Warrants. Each Holder who holds Series A Warrants and/or Series B Warrants hereby agrees that as of the date hereof or simultaneously with the closing of the Mashov Agreement, whichever is earlier, it shall convert all of the Series A Warrants and/or Series B Warrants held by it into the number of shares of PCE Common Stock set forth opposite each such Holder's name on Schedule 1 hereto, and that such conversions shall be deemed to have taken place as of such date.

         4. Waiver of Anti-Dilution Rights. Each Series B Purchaser hereby waives all anti-dilution rights to which such Series B Purchaser is entitled pursuant to the Series B Stock Purchase Agreement (i) as of the date hereof, in connection with the transactions contemplated by the Mashov Agreement and (ii) as of, and subject to, the closing of the Mashov Agreement, in the future. All such anti-dilution rights shall be of no further force and effect as of the closing of the transactions contemplated under the Mashov Agreement.

         5. No Further Anti-Dilution Rights. PCE acknowledges and agrees that immediately after giving effect to the provisions of this Agreement and the transactions contemplated by the Mashov Agreement, no shareholder of PCE or any other party shall own or be entitled to any anti-dilution rights relating to PCE Common Stock.

         6.       Registration.

                  (a) Not later than six months after the date hereof, the Company shall file a supplement or Post-Effective Amendment to its currently effective registration statement on Form S-2 (the "Current Registration Statement") (File No. 33-93842) relating to the sale of 2,405,744 shares of PCE Common Stock under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act"), as necessary, so that each Holder shall be able, for the period set forth in Section 6(f) hereof, to sell its PCE Common Stock covered by such Current Registration Statement. PCE represents and warrants to each Holder that the prospectus contained in the Current Registration Statement will not, after the filing of a supplement or Post-Effective Amendment thereto, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                  (b) Not later than six months after the date hereof, the Company shall file a registration statement (the "New Registration Statement") under the Securities Act covering the resale of all PCE Common Stock issued and outstanding at such date which (i) is not included in the Current Registration Statement which is effective at such time and (ii) has not been sold to the public by the holder thereof; provided, however, that any stockholder of the Company (each, an "Investor" and collectively, the "Investors") may inform the Company in writing that it wishes to exclude all or a portion of its PCE Common Stock from such registration.

                  (c) The Company shall use its best efforts to have any supplement or PostEffective Amendment to the Current Registration Statement (to the extent such supplement or amendment is necessary to comply with Section 6(a) above) and the New Registration Statement declared effective by the Securities and Exchange Commission ("SEC") as soon as practicable after the filings thereof, but in no event later than December 31, 1997 (the "First Target Effective Date"). If either any required supplement or Post-Effective Amendment to the Current Registration Statement or the New Registration Statement is not declared effective by the First Target Effective Date, the Company shall use its best efforts to have any required supplement or Post-Effective Amendment to the Current Registration Statement and/or the New Registration Statement, as the case may be, declared effective by the SEC as soon as practicable after the First Target Effective Date, but in no event later than by March 31, 1998 (the "Second Target Effective Date"). The last day of each successive quarter after the Second Target Effective Date will be an additional target effective date (collectively, the "Additional Target Effective Dates"), and such Additional Target Effective Dates will continue indefinitely for those shares that are not, at the end of such quarter, freely tradeable by the Holder thereof pursuant to Rule 144(k) of the Securities Act.

                  (d) It shall be a condition precedent to the obligations of the Company to take any action pursuant to subsections (a), (b) and (c) of this
Section 6 with respect to each Investor that such Investor shall furnish to the Company such information regarding itself, the PCE Common Stock held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the PCE Common Stock and shall execute such documents in connection with such registration as the Company may reasonably request. At least thirty days prior to the first anticipated filing date of the New Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") unless such Investor elects not to include its PCE Common Stock in the New Registration Statement. If within seven business days before the proposed filing date of the New Registration Statement the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including PCE Common Stock of such Non-Responsive Investor.

                  (e) If either any necessary supplement or Post-Effective Amendment to the Current Registration Statement or the New Registration Statement has not become effective by the First Target Effective Date, then, in each such case, each of the Holders shall be entitled to receive as liquidated damages such number of shares of PCE Common Stock equal to 10% of the shares of PCE Common Stock then owned by such Holder but not then registered under the Securities Act. If either any necessary supplement or Post-Effective Amendment to the Current Registration Statement or the New Registration Statement has not become effective by the Second Target Effective Date, then, in each such case, each of the Holders shall be entitled to receive as liquidated damages such number of shares of PCE Common Stock equal to 10% of the shares of PCE Common Stock then owned by such Holder (including any shares issued upon the penalty for missing the First Target Effective Date, if any) but not then registered under the Securities Act. If either any necessary supplement or Post-Effective Amendment to the Current Registration Statement or the New Registration Statement has not become effective by any Additional Target Effective Date, then, in each such case, each of the Holders shall be entitled to receive as liquidated damages such number of shares of PCE Common Stock equal to 10% of the shares of PCE Common Stock then owned by such Holder (including any shares issued upon the penalty for missing the First Target Effective Date, the Second Target Effective Date or any prior Additional Target Effective Date(s), if any) but not then registered under the Securities Act. PCE will issue and deliver the shares of PCE Common Stock required to be delivered by PCE hereunder to each Holder within 10 days following the First Target Effective Date, the Second Target Effective Date, and each Additional Target Effective Date, as the case may be.

                  (f) The Company shall use its best efforts to maintain the continued effectiveness of the Current Registration Statement for a period of 24 months from the date when Section 6(a) has been complied with and the New Registration Statement for a period of 24 months after the effectiveness thereof. The Company, at all times, shall furnish to each Holder such number of copies of the Current Registration Statement and the New Registration Statement, and of each amendment and supplement thereto, and such number of copies of the prospectus included therein, as shall be requested by such Holder. The Company shall also use its best efforts to register or qualify all the shares of PCE
Common Stock held by the Holders and covered by the Current Registration Statement and the New Registration Statement under such securities or "blue sky" laws of the states reasonably requested by each Holder, and to keep such registration or qualification in effect for as long as either of such Registration Statements shall remain in effect and to do any and all other acts which may be necessary or advisable to enable each Holder to sell its shares of PCE

Common Stock in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to file a general consent to service of process or to subject itself to general taxation in any such states or jurisdictions or to provide any undertaking or make any change in its charter or bylaws which the Board of Directors determines to be contrary to the best interest of the Company and its shareholders.

                  (g) The Company shall notify the Investors, at any time when a prospectus relating to the securities covered by the Current Registration Statement or the New Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Current Registration Statement or the New Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Company shall promptly amend or supplement the Current Registration Statement or the New Registration Statement to correct any such untrue statement or omission.

                  (h) All expenses other than underwriting discounts and commissions incurred in connection with registration, filings, or qualification, including, without limitation, all registration, listing, filing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one firm of counsel for the Investors shall be borne by the Company.

                  (i) To the extent permitted by law, the Company will indemnify and hold harmless each Investor, its officers, directors and agents, each person, if any, who controls such Investor, any underwriter (as defined in the Securities Act) for such Investor and each person, if any, who controls any such underwriter for such Investor (including but not limited to any broker-dealer who sell shares of PCE Common Stock for the account of any Investor) within the meaning of the Securities Act, against any losses, claims, damages, expenses or liabilities (joint or several) to which any of them may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Current or New Registration Statement, including any prospectus (other than a preliminary prospectus) contained therein or any amendments or supplements thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (collectively, a "Violation"); provided, however, that the indemnity agreement contained in this Section 6(i) shall not apply to any loss, claim, damage, liability or action arising out of or based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Investor or any such underwriter (including but not limited to any broker-dealer who sell shares of PCE Common Stock for the account of any Investor) or controlling person, as the case may be.

                  (j) Additionally, each of the Holders shall receive from Mashov such tag-along rights with respect to their shares of PCE Common Stock as shall be set forth in the Mashov Agreement.

         7. Ownership of Securities. The Company acknowledges that, after giving effect to the provisions of this Agreement and the anti-dilution rights set forth in the instruments heretofore held by such Holder, the number of shares of PCE Common Stock set forth opposite each Holder's name on Schedule 2 hereto is accurate and correct. Each Holder acknowledges that, after giving effect to the provisions of this Agreement, it will only be entitled, upon conversion of its Warrants, to the number of shares of PCE Common Stock set forth opposite its name on Schedule 1 hereto.

         8. Notices. All notices hereunder shall be given in accordance with the respective agreement between PCE and the Holder giving or receiving, as the case may be, such notice.

         9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

         10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
LAW).

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first written above.


                                      PC ETCETERA, INC.


                                      By:
                                               Name:
                                               Title:


                                      ELRON ELECTRONIC INDUSTRIES LTD.



                                      By:
                                               Name:
                                               Title:


                                      SPECIAL SITUATIONS FUND III, L.P.



                                      By:
                                               Name:
                                               Title:


                                      SPECIAL SITUATIONS CAYMAN FUND, L.P.



                                      By:
                                               Name:
                                               Title:

                                   JUSTY LTD.


                                      By:
                                               Name:
                                               Title:


                                      By:
                                               Name:
                                               Title:


                                      YOZMA VENTURE CAPITAL LTD.


                                      By:
                                               Name:
                                               Title:



                                      By:
                                               Name:
                                               Title:


                                      SVE STAR VENTURES ENTERPRISES NO.
                                      II GBR.

                                      By: SVM STAR Ventures Management GmbH
                                       Nr. 3


                                      By:


                                      By:

                                      SVE STAR VENTURES ENTERPRISES NO.
                                      III GBR.

                                      By: SVM STAR Ventures Management GmbH
                                      Nr. 3

                                      By:


                                      By:


                                      SVE STAR VENTURES ENTERPRISES NO.
                                      IIIA GBR.

                                      By: SVM STAR Ventures Management GmbH
                                      Nr. 3

                                      By:


                                      By:





                                      GILBERT H. STEINBERG






                                      RHO MANAGEMENT TRUST I

                                      By: Rho Management Company, Inc., an
                                      Investment Advisor


                                      By:
                                      Name:
                                      Title:

                                   Schedule 1


                        Conversion of 1995 Loan Warrants

1995 Lender                                               Number of shares
                                                         of PCE Common Stock
Gibraltar Trust                                                12,762
Justy Ltd.                                                      3,829
Yozma Venture Capital Ltd.                                      2,552
SVE Star Ventures Enterprises
   No. II GbR.                                                  1,659
SVE Star Ventures Enterprises
   No. III GbR.                                                 4,339
SVE Star Ventures Enterprises
   No. IIIA GbR.                                                  382
Gilbert H. Steinberg                                           12,762
Elron Electronics Industries Ltd.                              12,762


                        Conversion of 1996 Loan Warrants
1996 Lender                                               Number of shares
                                                        of PCE Common Stock
RHO Management Trust I, a/k/a Gibraltar Trust                  45,366
Elron Electronics Industries Ltd.                              45,366
Gilbert H. Steinberg                                           45,366


                         Conversion of Series A Warrants
Holder                                                    Number of shares
                                                        of PCE Common Stock
Elron Electronics Industries Ltd.                                 656


                         Conversion of Series B Warrants
Holder                                                    Number of shares
                                                        of PCE Common Stock
Special Situations Fund III, L.P.                              37,547
Special Situations Cayman Fund, L.P.                           12,516
Gibraltar Trust                                                50,061
Justy Ltd.                                                     15,017
Yozma Venture Capital Ltd.                                     10,012
SVE Star Ventures Enterprises
  No. II GbR.                                                   6,508
SVE Star Ventures Enterprises
  No. III GbR.                                                 17,020
SVE Star Ventures Enterprises
  No. IIIA GbR.                                                 1,502

                                   Schedule 2


                          Ownership of PCE Common Stock
                   after conversions and anti-dilution rights
Holder                                                   Number of shares
                                                       of PCE Common Stock
Elron Electronic Industries Ltd.                          1,360,405

Gibraltar Trust                                           1,166,671

Justy Ltd.                                                  261,392

Yozma Venture Capital Ltd.                                  174,260

SVE Star Ventures Enterprises                               112,610
   No. II GbR.

SVE Star Ventures Enterprises                               297,422
   No. III GbR.

SVE Star Ventures Enterprises                                25,620
   No. IIIA GbR.

Gilbert H. Steinberg                                        807,207

Special Situations Fund III, L.P.                           455,191

Special Situations Cayman Fund, L.P.                        151,731

                                                                       EXHIBIT B




                       EMPLOYMENT AGREEMENT BY AND BETWEEN
                                 TERRY STEINBERG
                              AND PC ETCETERA, INC.

                                 TERRY STEINBERG
                              EMPLOYMENT AGREEMENT

         This agreement is dated February 6, 1997 among PC ETCETERA, INC., a Delaware corporation ("PCE"), and TERRY STEINBERG (the "Executive" and, together with PCE, the "Parties").

         The Executive has been a key employee of PCE, and the Parties desire, subject to the execution of that certain Stock Purchase Agreement dated February 6, 1997 by and between Mashov Computers Marketing Ltd. and PCE (the "Stock Purchase Agreement"), to enter into an employment agreement on the terms and conditions hereinafter set forth. This Agreement shall become effective immediately.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Parties agree as follows:

         Section 1.         Employment and Term
         PCE hereby employs the Executive, and the Executive hereby agrees to serve, as Executive Vice President of PCE, with the duties set forth in Section2, for a term (hereinafter called the "Term of Employment") of three years beginning on the date hereof and ending on the third annual anniversary of the date hereof. Notwithstanding the provisions of the immediately preceding sentence of this Section1, this Agreement may automatically terminate earlier in the manner set forth in Section5.

         Section 2.         Duties

         (a) The Executive is to serve as Executive Vice President of PCE. The immediately preceding sentence of this Section2(a) shall not be construed to limit the power of the Board of PCE (the "Board") to elect officers annually or to remove officers in accordance with the bylaws of PCE.

         (b) The Executive agrees that during the Term of Employment his duties and assignments shall be as the Executive Vice President of PCE, except that the Executive shall not be required to perform any duties or assignments inconsistent with his experience and qualifications.

         (c) During the Term of Employment the Executive shall, except during customary vacation periods and periods of illness, devote a substantial amount of his business time and attention to the performance of his duties hereunder and to the business and affairs of PCE and to promoting the best interests of PCE and he shall not, either during or outside such normal business hours, engage in any activity inimical to such best interests. The Executive shall competently perform all assigned duties; carry out the policies, directives, and decisions of the Board; not withhold information from the Board, and will promptly report to the Board any information which may affect PCE's or any affiliate's business; and refrain from any conduct which is illegal, dishonest, fraudulent, or detrimental to PCE's or any affiliate's business, as determined by the Board.

         Section 3.         Compensation During the Term of Employment

         (a) Base Salary. During the Term of Employment, PCE shall pay to the Executive base compensation (in addition to the compensation provided for elsewhere in this Agreement) at such rate as the Executive and the Board shall agree (the "Base Salary"), but at not less than the rate of $155,000 per annum, less appropriate payroll taxes, payable in such periodic installments as PCE may determine but not less often than monthly, with annual reviews and adjustments, if any, at the discretion of the Board.
         (b) Bonus Compensation. With respect to each fiscal year of PCE falling in whole or in part within the Term of Employment beginning with the fiscal year ending December 31, 1997, the Executive shall be eligible for a bonus (in addition to his Base Salary), in amount established at the discretion of the Board. One-half of such bonus compensation shall be payable to the Executive in July (on an estimated basis) and the balance in the succeeding January.

         With respect to any fiscal year of PCE which falls in part but not in whole within the Term of Employment, the bonus compensation to which the Executive is eligible under this Section3(b) shall be prorated on the basis of the number of days of such fiscal year falling within the Term of Employment except that if the Term of Employment ends within five days before or after the end of a fiscal year, there shall be no proration and such bonus compensation shall be payable with respect to the full fiscal year ending within such five-day period.

         (c) Expenses. PCE shall reimburse the Executive, upon presentation of proper documentation, for reasonable expenses incurred by the Executive in the performance of his assigned duties.

         (d) Fringe Benefits and Perquisites. During the Term of Employment, the Executive shall enjoy the customary perquisites of office, including but not limited to an automobile befitting his status and associated expenses, office space and furnishings, secretarial services, expense reimbursements, and any similar emoluments customarily afforded to the executive officers of PCE. The Executive shall also be entitled to receive or participate in all "fringe benefits" and employee benefit plans provided or made available by PCE to its executives or management personnel generally, such as, but not limited to, group hospitalization, medical, life and disability insurance, and pension, retirement and profit-sharing plans.

         (e) Vacations. The Executive shall be entitled each year to four weeks' vacation or vacations in accordance with the policies of PCE as determined by PCE from time to time. PCE shall not pay the Executive any additional compensation for any vacation time not used by the Executive.

         Section 4  The PCE Stock  Options.

         (a) Terms. PCE shall grant to the Executive 240,000 options to purchase Common Shares of PCE ( the "Options"). The Options shall vest and shall be deemed earned in accordance with the following schedule, provided that such Options scheduled to vest on such dates shall not vest or be deemed earned if the Executive is not employed by PCE for any reason on the date on which the Option is scheduled to vest:

Date on Which Options Vest:      Number of Options Vesting on
                                 Such Date:
August 1, 1997:                  80,000
August 1, 1998:                  80,000
August 1, 1999:                  80,000

In the event of a sale, merger or consolidation of PCE after February 1, 1998, all unexercised Options shall immediately vest.

         (b) Exercise Price. The exercise price per Option shall be the average of the bid and asked price of the shares of PCE as quoted on the NASDAQ Bulletin Board for the 10 business days subsequent to the date hereof.

         (c) Period During Which Exercisable. Options shall be exercisable for a period of five years from the date on which such options vest, or until three months after the date of any termination of employment, whichever is earlier. Options not timely exercised shall lapse and be of no further force or effect.

         (d) Form of Exercise. Options exercisable in accordance with their terms shall be exercised only by delivering a fully executed Option Exercise Notice, the form of which is attached hereto as Exhibit A, together with payment therefor in the form of a cashier's check.

         Section 5.  Termination

         (a) Disability or Death. If, during the Term of Employment, the Executive, by reason of physical or mental disability, is incapable of performing his principal duties hereunder for an aggregate of 180 working days out of any period of twelve consecutive months, PCE at its option may terminate the Term of Employment effective immediately by notice to the Executive given within 90 days after the end of such 180-day period. If the Executive shall die during the Term of Employment or if PCE terminates the Term of Employment pursuant to the immediately preceding sentence by reason of the Executive's disability, PCE shall pay to the Executive, or to the Executive's legal representatives, or in accordance with a direction given by the Executive to PCE in writing, an amount equal to one year's Base Salary.

         (b)  Retirement.

                  (i) The Term of Employment shall end automatically, without action by either party, on the Executive's 65th birthday unless, prior to such birthday, the Executive and PCE have agreed in writing that the Term of Employment shall continue past such 65th birthday.

                  (ii) If the Term of Employment ends pursuant to this paragraph by reason of a notice given by either party as herein permitted or automatically at age 65 or any subsequent birthday, PCE shall pay to the Executive, or to another payee specified by the Executive to PCE in writing, the Executive's Base Salary and Bonus Compensation prorated to the date on which the Term of Employment ends.

                  (iii) Anything hereinabove to the contrary notwithstanding, if any provision of this paragraph violates federal or applicable state law relating to discrimination on account of age, such provision shall be deemed modified or suspended to the extent necessary to eliminate such violation of law. If at a later date, by reason of changed circumstances or otherwise, the enforcement of such provision as set forth herein would no longer constitute a violation of law, then it shall be enforced in accordance with its terms as set forth herein. (c)

         Change of Control. In the event of a sale, merger or consolidation of PCE such that substantially all of the assets of PCE shall be sold or otherwise transferred to another entity, and such sale or transfer results in the termination of Executive, Executive shall receive as severance 6 month's Base Salary.

         (d) Termination During the Term of Employment. Should the Board, in their discretion, terminate the Term of Employment for any reason other than Executive's Disability, Death, or Retirement, then Executive shall receive as severance 6 month's Base Salary.

         (e) Failure to Renew Executive's Employment With PCE. Should the Board, in their discretion, choose not to renew Executive's Employment with PCE following the Term of Employment, then Executive shall receive as severance 6 month's Base Salary.

         Section 6.         Company's Right to Injunctive Relief

         The Executive acknowledges that his services to PCE are of a unique character, which gives them a peculiar value to PCE, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and that therefore, in addition to any other remedy which PCE may have at law or in equity, PCE shall be entitled to injunctive relief for a breach of this Agreement by the Executive.

         Section 7.         Mergers and Consolidations; Assignability

         In the event that PCE, or any entity resulting from any merger or consolidation referred to in this Section7 or which shall be a purchaser or transferee so referred to, shall at any time be merged or consolidated into or with any other entity or entities, or in the event that substantially all of the assets of PCE or any such entity shall be sold or otherwise transferred to another entity, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the continuing entity in or the entity resulting from such merger or consolidation or the entity to which such assets shall be sold or transferred. Except as provided in the immediately preceding sentence of this Section7, this Agreement shall not be assignable by PCE or by any entity referred to in such immediately preceding sentence. This Agreement shall not be assignable by the

Executive, but in the event of his death it shall be binding upon and inure to the benefit of his legal representatives to the extent required to effectuate the terms hereof.

         Section 8.         Captions

         The captions in this Agreement are not part of the provisions hereof, are merely for the purpose of reference and shall have no force or effect for any purpose whatsoever, including the construction of the provisions of this Agreement, and if any caption is inconsistent with any provisions of this Agreement, said provisions shall govern.

         Section 9.         Binding Effect

         This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

         Section 10.        Execution of Agreement

         This  Agreement  will  be  executed   simultaneously  in  two  or  more
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument and agreement.

         Section 11.        Choice of Law

         This Agreement is made in, and shall be governed by and construed in accordance with the laws of the State of New York without reference to its rules as to conflicts of laws.

         Section 12.        Notices

         All notices given hereunder shall be in writing and shall be sent by registered or certified mail or delivered by hand, and, if intended for PCE, shall be addressed to it (if sent by mail) or delivered to it (if delivered by hand) at its principal office for the attention of the Secretary, or at such other address and for the attention of such other person of which PCE shall have given notice to the Executive in the manner herein provided, and, if intended for the Executive, shall be delivered to him personally or shall be addressed to him (if sent by mail) at his most recent residence address shown in PCE's employment records or at such other address or to such designee of which the Executive shall have given notice to PCE in the manner herein provided. Each such notice shall be deemed to be given on the date of mailing thereof or, if delivered personally, on the date so delivered.

         Section 13.        Amendment and Modification

         Any amendment or agreement supplemental hereto shall not be binding upon either party unless executed in writing by PCE and the Executive.

         Section 14.        Entire Agreement

         This Agreement supersedes and cancels all prior agreements, whether verbal or written, among PCE and the Executive and constitutes the entire agreement of the Parties on the subject matter hereof.

         Section 15.        Severability

         Each paragraph of this Agreement or portion thereof shall be treated as severable, to the end that if any paragraph or portion thereof shall be declared illegal, invalid or unenforceable, this Agreement shall be interpreted so that part only is invalid, without invalidating the remainder of this Agreement, which shall remain in full force and effect as though such paragraph or portion thereof had never been contained in this Agreement, and the affected part shall be interpreted, consistent with the law, to carry out the intent of the parties.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.


                                         PC ETCETERA, INC.



                                         By:     _____________________________
                                         Name:
                                         Title:


                                         -------------------------------------
                                           TERRY STEINBERG

EXHIBIT A

                             TO EMPLOYMENT AGREEMENT



Gentlemen:

         In connection with my exercise of stock options granted to me pursuant to the Employment Agreement made February 6, 1997 by and between myself and PC Etcetera, Inc., where such stock options are exercisable into shares of common stock of PC ETCETERA, INC., a Delaware corporation (the "Company"), I hereby acknowledge that I have been informed as follows:

         1. The shares of common stock of the Company to be issued to me pursuant to the exercise of said option have not been registered under the Securities Act of 1933, as amended (the "Act"), and accordingly, must be held indefinitely unless such shares are subsequently registered under the Act, or an exemption from such registration is available.

         2. Routine sales of securities made in reliance upon Rule 144 under the Act can be made only after the holding period and in limited amounts in accordance with the terms and conditions provided by that Rule, and in any sale to which that rule is not applicable, registration or compliance with some other exemption under the Act will be required.

         3. The Company is under no obligation to me to register the shares or to comply with any such exemptions under the Act.

         4. The availability of Rule 144 is dependent upon adequate current public information with respect to the Company being available and, at the time that I may desire to make a sale pursuant to the Rule, the Company may neither wish nor be able to comply with such require ment.

         In consideration of the issuance of certificates for the shares to me, I hereby represent and warrant that I am acquiring such shares for my own account for investment, and that I will not sell, pledge or transfer such shares in the absence of an effective registration statement covering the same, except as permitted by the provisions of Rule 144, if applicable, or some other applicable exemption under the Act. In view of this representation and warranty, I agree that there may be affixed to the certificates for the shares to be issued to me, and to all certificates issued hereafter representing such shares (until in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) a legend as follows:

         "The shares of common stock represented by this certificate have not been registered under the Federal Securities Act of 1933, as amended. and were acquired by the registered holder pursuant to a representation and warranty that such holder was acquiring such shares for his own account and for investment, with no intention to transfer or dispose of the same, in violation of the registration requirements of that Act. These shares may not be sold, pledged or transferred in the absence of an effective registration statement under the Securities Act of 1933, as amended, or an opinion of counsel, which opinion is reasonably satisfactory to counsel to the Company, to the effect that registration is not required under said Act."

         I further agree that the Company may place a stop order with its Transfer Agent, prohibiting the transfer of such shares, so long as the legend remains on the certificates representing the shares.

                                        Very truly yours,


                                        By:  ________________________________

                                        Print Name: _________________________

                                        Date: _______________________________

                                                                       EXHIBIT C




                       EMPLOYMENT AGREEMENT BY AND BETWEEN
                                   ROY MACHNES
                              AND PC ETCETERA, INC.

                                   ROY MACHNES
                              EMPLOYMENT AGREEMENT

         This agreement is dated February 6, 1997 among PC ETCETERA, INC., a Delaware corporation ("PCE"), and ROY MACHNES (the "Executive" and, together with PCE, the "Parties").

         The Executive has been the Chief Executive Officer of Mashov Computers Marketing Ltd. ("Mashov"), which is acquiring a 69% stock interest in PCE pursuant to that certain Stock Purchase Agreement dated February 6, 1997 by and between Mashov and PCE (the "Stock Purchase Agreement"), and the Parties desire, subject to the execution of the Stock Purchase Agreement, to enter into an employment agreement on the terms and conditions hereinafter set forth. This Agreement shall take effect at such time as all necessary consents and approvals are obtained from the Israeli companies and shareholders thereof, with which the Executive is associated, and at such time as the Executive begins full-time residency in the United States.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Parties agree as follows:

         Section 1.         Employment and Term

         PCE hereby employs the Executive, and the Executive hereby agrees to serve, as President and Chief Executive Officer of PCE, with the duties set forth in Section 2, for a term (hereinafter called the "Term of Employment") of three years beginning on the date hereof and ending on the third annual anniversary of the date hereof. Notwithstanding the provisions of the immediately preceding sentence of this Section1, this Agreement may automatically terminate earlier in the manner set forth in Section 5.

         Section 2.         Duties

         (a) The Executive is to serve as President and Chief Executive Officer of PCE. The immediately preceding sentence of this Section 2(a) shall not be construed to limit the power of the Board of PCE (the "Board") to elect officers annually or to remove officers in accordance with the bylaws of PCE.

         (b) The Executive agrees that during the Term of Employment his duties and assignments shall be as the President and Chief Executive Officer of PCE, except that the Executive shall not be required to perform any duties or assignments inconsistent with his experience and qualifications.

         (c) During the Term of Employment the Executive shall, except during customary vacation periods and periods of illness, devote a substantial amount of his business time and attention to the performance of his duties hereunder and to the business and affairs of PCE and to promoting the best interests of PCE and he shall not, either during or outside such normal business hours, engage in any activity inimical to such best interests. The Executive shall competently perform all assigned duties; carry out the policies, directives, and decisions of the Board; not withhold information from the Board, and will promptly report to the Board any information which may affect PCE's or any affiliate's business; and refrain from any conduct which is illegal, dishonest, fraudulent, or detrimental to PCE's or any affiliate's business, as determined by the Board.

         Section 3.         Compensation During the Term of Employment

         (a) Base Salary. During the Term of Employment, PCE shall pay to the Executive base compensation (in addition to the compensation provided for elsewhere in this Agreement) at such rate as the Executive and the Board shall agree (the "Base Salary"), but at not less than the rate of $155,000 per annum, less appropriate payroll taxes, payable in such periodic installments as PCE may determine but not less often than monthly, with annual reviews and adjustments, if any, at the discretion of the Board. For such portion of the Term of Employment that the Executive resides in the United States, the Executive's Base Salary shall be adjusted quarterly in a percentage amount equal to the increase in the Consumer Price Index for all urban consumers in the New York, New Jersey and Connecticut area as published by the Bureau of Labor Statistics. For such portion of the Term of Employment that the Executive resides in Israel, the Executive's Base Salary shall be adjusted upwards monthly in a percentage amount equal to the increase in the Consumer Price Index as published by the Israeli Bureau of Labor Statistics or comparable agency.

         (b) Bonus Compensation. With respect to each fiscal year of PCE falling in whole or in part within the Term of Employment beginning with the fiscal year ending December 31, 1997, the Executive shall be eligible for a bonus (in addition to his Base Salary), in amount established at the discretion of the Board. One-half of such bonus compensation shall be payable to the Executive in July (on an estimated basis) and the balance in the succeeding January.

         With respect to any fiscal year of PCE which falls in part but not in whole within the Term of Employment, the bonus compensation to which the Executive is eligible under this Section3(b) shall be prorated on the basis of the number of days of such fiscal year falling within the Term of Employment except that if the Term of Employment ends within five days before or after the end of a fiscal year, there shall be no proration and such bonus compensation shall be payable with respect to the full fiscal year ending within such five-day period.

         (c) Expenses. PCE shall reimburse the Executive, upon presentation of proper documentation, for reasonable expenses incurred by the Executive in the performance of his assigned duties, including reimbursement of any home telephone expenses incurred in the course of his employment. In addition, PCE shall reimburse the Executive for the following expenses: (1) $20,000 for expenses incurred during the relocation of the Executive, his family and their possessions; (2) all expenses associated with the education of Executive's children including private school tuition and associated expenses; (3) rental payments for an apartment in Manhattan, New York befitting the status of the Executive and his family, including any associated real estate broker's fees, less the amount of any rental payments received from the sublease of Executive's home in Israel, net of associated expenses; and (4) any expenses incurred by Executive in connection with the repatriation of his family to Israel once each year in a manner befitting Executive's status. All of the expense reimbursements set forth in the preceding sentence shall be grossed up to account for the payment of any taxes due if such reimbursement constitutes taxable income to the Executive and shall be adjusted upwards annually in a percentage amount equal to the Consumer Price Index for all urban consumers in the New York, New Jersey and Connecticut area as published by the Bureau of Labor Statistics. Should Executive's employment be terminated by any means, including, but not limited to, the events set forth in Section5 hereto, Executive shall be entitled to relocation expenses of no more than $20,000 in connection with Executive's relocation to Israel.

         (d) Fringe Benefits and Perquisites. During the Term of Employment, the Executive shall enjoy the customary perquisites of office, including but not limited to an automobile befitting his status and associated expenses, office space and furnishings, secretarial services, expense reimbursements, and any similar emoluments customarily afforded to the executive officers of PCE. The Executive shall also be entitled to receive or participate in all "fringe benefits" and employee benefit plans provided or made available by PCE to its executives or management personnel generally, such as, but not limited to, group hospitalization, medical, life and disability insurance, and pension, retirement and profit-sharing plans.

         (e) Vacations. The Executive shall be entitled each year to four weeks' vacation or vacations in accordance with the policies of PCE as determined by PCE from time to time. PCE shall not pay the Executive any additional compensation for any vacation time not used by the Executive.

         Section 4 The PCE Stock  Options.

         (d) Terms. PCE shall grant to the Executive 325,000 options to purchase Common Shares of PCE ( the "Options"). The Options shall vest and shall be deemed earned in accordance with the following schedule, provided that such Options scheduled to vest on such dates shall not vest or be deemed earned if the Executive is not employed by PCE for any reason on the date on which the Option is scheduled to vest:

Date on Which Options Vest:        Number of Options Vesting on
                                   Such Date:
August 1, 1997:                    108,334
August 1, 1998:                    108,333
August 1, 1999:                    108,333

In the event of a sale, merger or consolidation of PCE after February 1, 1998, all unexercised Options shall immediately vest.

         (e) Exercise Price. The exercise price per Option shall be the average of the bid and asked price of the shares of PCE as quoted on the NASDAQ Bulletin Board for the 10 business days subsequent to the date hereof.

         (f) Period During Which Exercisable. Options shall be exercisable for a period of five years from the date on which such options vest, or until three months after the date of any termination of employment, whichever is earlier. Options not timely exercised shall lapse and be of no further force or effect.

         (d) Form of Exercise. Options exercisable in accordance with their terms shall be exercised only by delivering a fully executed Option Exercise Notice, the form of which is attached hereto as Exhibit A, together with payment therefor in the form of a cashier's check.

         Section 5.  Termination

         (a) Disability or Death. If, during the Term of Employment, the Executive, by reason of physical or mental disability, is incapable of performing his principal duties hereunder for an aggregate of 180 working days out of any period of twelve consecutive months, PCE at its option may terminate the Term of Employment effective immediately by notice to the Executive given within 90 days after the end of such 180-day period. If the Executive shall die during the Term of Employment or if PCE terminates the Term of Employment pursuant to the immediately preceding sentence by reason of the Executive's disability, PCE shall pay to the Executive, or to the Executive's legal representatives, or in accordance with a direction given by the Executive to PCE in writing, an amount equal to one year's Base Salary.

         (b)  Retirement.

                  (i) The Term of Employment shall end automatically, without action by either party, on the Executive's 65th birthday unless, prior to such birthday, the Executive and PCE have agreed in writing that the Term of Employment shall continue past such 65th birthday.

                  (ii) If the Term of Employment ends pursuant to this paragraph by reason of a notice given by either party as herein permitted or automatically at age 65 or any subsequent birthday, PCE shall pay to the Executive, or to another payee specified by the Executive to PCE in writing, the Executive's Base Salary and Bonus Compensation prorated to the date on which the Term of Employment ends.

                  (iii) Anything hereinabove to the contrary notwithstanding, if any provision of this paragraph violates federal or applicable state law relating to discrimination on account of age, such provision shall be deemed modified or suspended to the extent necessary to eliminate such violation of law. If at a later date, by reason of changed circumstances or otherwise, the enforcement of such provision as set forth herein would no longer constitute a violation of law, then it shall be enforced in accordance with its terms as set forth herein.

         (c) Change of Control. In the event of a sale, merger or consolidation of PCE such that substantially all of the assets of PCE shall be sold or otherwise transferred to another entity, and such sale or transfer results in the termination of Executive, Executive shall receive as severance 6 month's Base Salary.

         (d) Termination During the Term of Employment. Should the Board, in their discretion, terminate the Term of Employment for any reason other than Executive's Disability, Death, or Retirement, then Executive shall receive as severance 6 month's Base Salary.

         (e) Failure to Renew Executive's Employment With PCE. Should the Board, in their discretion, choose not to renew Executive's Employment with PCE following the Term of Employment, then Executive shall receive as severance 6 month's Base Salary.

         Section 6.         Company's Right to Injunctive Relief

         The Executive acknowledges that his services to PCE are of a unique character, which gives them a peculiar value to PCE, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and that therefore, in addition to any other remedy which PCE may have at law or in equity, PCE shall be entitled to injunctive relief for a breach of this Agreement by the Executive.

         Section 7.         Mergers and Consolidations; Assignability

         In the event that PCE, or any entity resulting from any merger or consolidation referred to in this Section7 or which shall be a purchaser or transferee so referred to, shall at any time be merged or consolidated into or with any other entity or entities, or in the event that substantially all of the assets of PCE or any such entity shall be sold or otherwise transferred to another entity, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the continuing entity in or the entity resulting from such merger or consolidation or the entity to which such assets shall be sold or transferred. Except as provided in the immediately preceding sentence of this Section7, this Agreement shall not be assignable by PCE or by any entity referred to in such immediately preceding sentence. This Agreement shall not be assignable by the Executive, but in the event of his death it shall be binding upon and inure to the benefit of his legal representatives to the extent required to effectuate the terms hereof.

         Section 8.         Captions

         The captions in this Agreement are not part of the provisions hereof, are merely for the purpose of reference and shall have no force or effect for any purpose whatsoever, including the construction of the provisions of this Agreement, and if any caption is inconsistent with any provisions of this Agreement, said provisions shall govern.

         Section 9.         Binding Effect

         This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

         Section 10.        Execution of Agreement

         This  Agreement  will  be  executed   simultaneously  in  two  or  more
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument and agreement.

         Section 11.        Choice of Law

         This Agreement is made in, and shall be governed by and construed in accordance with the laws of the State of New York without reference to its rules as to conflicts of laws.

         Section 12.        Notices

         All notices given hereunder shall be in writing and shall be sent by registered or certified mail or delivered by hand, and, if intended for PCE, shall be addressed to it (if sent by mail) or delivered to it (if delivered by hand) at its principal office for the attention of the Secretary, or at such other address and for the attention of such other person of which PCE shall have given notice to the Executive in the manner herein provided, and, if intended for the Executive, shall be delivered to him personally or shall be addressed to him (if sent by mail) at his most recent residence address shown in PCE's employment records or at such other address or to such designee of which the Executive shall have given notice to PCE in the manner herein provided. Each such notice shall be deemed to be given on the date of mailing thereof or, if delivered personally, on the date so delivered.

         Section 13.        Amendment and Modification

         Any amendment or agreement supplemental hereto shall not be binding upon either party unless executed in writing by PCE and the Executive.

         Section 14.        Entire Agreement

         This Agreement supersedes and cancels all prior agreements, whether verbal or written, among PCE and the Executive and constitutes the entire agreement of the Parties on the subject matter hereof.

         Section 15.        Severability

         Each paragraph of this Agreement or portion thereof shall be treated as severable, to the end that if any paragraph or portion thereof shall be declared illegal, invalid or unenforceable, this Agreement shall be interpreted so that part only is invalid, without invalidating the remainder of this Agreement, which shall remain in full force and effect as though such paragraph or portion thereof had never been contained in this Agreement, and the affected part shall be interpreted, consistent with the law, to carry out the intent of the parties.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.


                                         PC ETCETERA, INC.



                                         By:    ______________________________
                                         Name:
                                         Title:


                                         -------------------------------------
                                           ROY MACHNES

EXHIBIT A

                             TO EMPLOYMENT AGREEMENT



Gentlemen:

         In connection with my exercise of stock options granted to me pursuant to the Employment Agreement made February 6, 1997 by and between myself and PC Etcetera, Inc., where such stock options are exercisable into shares of common stock of PC ETCETERA, INC., a Delaware corporation (the "Company"), I hereby acknowledge that I have been informed as follows:

         1. The shares of common stock of the Company to be issued to me pursuant to the exercise of said option have not been registered under the Securities Act of 1933, as amended (the "Act"), and accordingly, must be held indefinitely unless such shares are subsequently registered under the Act, or an exemption from such registration is available.

         2. Routine sales of securities made in reliance upon Rule 144 under the Act can be made only after the holding period and in limited amounts in accordance with the terms and conditions provided by that Rule, and in any sale to which that rule is not applicable, registration or compliance with some other exemption under the Act will be required.

         3. The Company is under no obligation to me to register the shares or to comply with any such exemptions under the Act.

         4. The availability of Rule 144 is dependent upon adequate current public information with respect to the Company being available and, at the time that I may desire to make a sale pursuant to the Rule, the Company may neither wish nor be able to comply with such require ment.

         In consideration of the issuance of certificates for the shares to me, I hereby represent and warrant that I am acquiring such shares for my own account for investment, and that I will not sell, pledge or transfer such shares in the absence of an effective registration statement covering the same, except as permitted by the provisions of Rule 144, if applicable, or some other applicable exemption under the Act. In view of this representation and warranty, I agree that there may be affixed to the certificates for the shares to be issued to me, and to all certificates issued hereafter representing such shares (until in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) a legend as follows:

         "The shares of common stock represented by this certificate have not been registered under the Federal Securities Act of 1933, as amended. and were acquired by the registered holder pursuant to a representation and warranty that such holder was acquiring such shares for his own account and for investment, with no intention to transfer or dispose of the same, in violation of the registration requirements of that Act. These shares may not be sold, pledged or transferred in the absence of an effective registration statement under the Securities Act of 1933, as amended, or an opinion of counsel, which opinion is reasonably satisfactory to counsel to the Company, to the effect that registration is not required under said Act."

         I further agree that the Company may place a stop order with its Transfer Agent, prohibiting the transfer of such shares, so long as the legend remains on the certificates representing the shares.

                                        Very truly yours,


                                        By:  ________________________________

                                        Print Name: _________________________

                                        Date: _______________________________

                                                                       EXHIBIT D




                       EMPLOYMENT AGREEMENT BY AND BETWEEN
                                    ELAN PENN
                              AND PC ETCETERA, INC.

                                    ELAN PENN
                              EMPLOYMENT AGREEMENT

         This agreement is dated February 6, 1997 among PC ETCETERA, INC., a Delaware corporation ("PCE"), and ELAN PENN (the "Executive" and, together with PCE, the "Parties"). The Executive has been a key employee of Mashov Computers Marketing Ltd. ("Mashov"), which is acquiring a 69% stock interest in PCE pursuant to that certain Stock Purchase Agreement dated February 6, 1997 by and between Mashov and PCE (the "Stock Purchase Agreement"), and the Parties desire, subject to the execution of the Stock Purchase Agreement, to enter into an employment agreement on the terms and conditions hereinafter set forth. This Agreement shall become effective immediately.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Parties agree as follows:

         Section 1.         Employment and Term

         PCE hereby employs the Executive, and the Executive hereby agrees to serve, as Chief Financial Officer of PCE, with the duties set forth in Section2, for a term (hereinafter called the "Term of Employment") of three years beginning on the date hereof and ending on the third annual anniversary of the date hereof. PCE acknowledges that the Executive also serves as the Chief Financial Officer of Mashov Computers Marketing Ltd. and Mashov Computers Ltd., and will not devote his full time to the affairs of PCE. Notwithstanding the provisions of the immediately preceding sentence of this Section1, this Agreement may automatically terminate earlier in the manner set forth in Section5.

         Section 2.         Duties

         (a) The Executive is to serve as Chief Financial Officer of PCE. The immediately preceding sentence of this Section2(a) shall not be construed to limit the power of the Board of PCE (the "Board") to elect officers annually or to remove officers in accordance with the bylaws of PCE.

         (b) The Executive agrees that during the Term of Employment his duties and assignments shall be as the Chief Financial Officer of PCE, except that the Executive shall not be required to perform any duties or assignments inconsistent with his experience and qualifications.

         (c) During the Term of Employment the Executive shall, except during customary vacation periods and periods of illness, devote a substantial amount of his business time and attention to the performance of his duties hereunder and to the business and affairs of PCE and to promoting the best interests of PCE and he shall not, either during or outside such normal business hours, engage in any activity inimical to such best interests. The Executive shall competently perform all assigned duties; carry out the policies, directives, and decisions of the Board; not withhold information from the Board, and will promptly report to the Board any information which may affect PCE's or any affiliate's business; and refrain from any conduct which is illegal, dishonest, fraudulent, or detrimental to PCE's or any affiliate's business, as determined by the Board.

         Section 3.         Compensation During the Term of Employment

         (a) Base Salary. During the Term of Employment, PCE shall pay to the Executive base compensation (in addition to the compensation provided for elsewhere in this Agreement) at such rate as the Executive and the Board shall agree (the "Base Salary"), but at not less than the rate of $ 10,000 per month, less appropriate payroll taxes, payable in such periodic installments as PCE may determine but not less often than monthly, with annual reviews and adjustments, if any, at the discretion of the Board. The Executive's Base Salary shall be adjusted monthly in a percentage amount equal to the increase in the Consumer Price Index as published by the Israeli Bureau of Labor Statistics or comparable agency.

         (b) Bonus Compensation. With respect to each fiscal year of PCE falling in whole or in part within the Term of Employment beginning with the fiscal year ending December 31, 1997, the Executive shall be eligible for a bonus (in addition to his Base Salary), in amount established at the discretion of the Board. One-half of such bonus compensation shall be payable to the Executive in July (on an estimated basis) and the balance in the succeeding January.

         With respect to any fiscal year of PCE which falls in part but not in whole within the Term of Employment, the bonus compensation to which the Executive is eligible under this Section3(b) shall be prorated on the basis of the number of days of such fiscal year falling within the Term of Employment except that if the Term of Employment ends within five days before or after the end of a fiscal year, there shall be no proration and such bonus compensation shall be payable with respect to the full fiscal year ending within such five-day period.

         (c) Expenses. PCE shall reimburse the Executive, upon presentation of proper documentation, for reasonable expenses incurred by the Executive in the performance of his assigned duties.

         (d) Fringe Benefits and Perquisites. During the Term of Employment, the Executive shall enjoy the customary perquisites of office, including but not limited to an automobile befitting his status and associated expenses, office space and furnishings, secretarial services, expense reimbursements, and any similar emoluments customarily afforded to the executive officers of PCE. The Executive shall also be entitled to receive or participate in all "fringe benefits" and employee benefit plans provided or made available by PCE to its executives or management personnel generally, such as, but not limited to, group hospitalization, medical, life and disability insurance, and pension, retirement and profit-sharing plans.

         (e) Vacations. The Executive shall be entitled each year to four weeks' vacation or vacations in accordance with the policies of PCE as determined by PCE from time to time. PCE shall not pay the Executive any additional compensation for any vacation time not used by the Executive.

         Section4  The PCE Stock Options.

         (a) Terms. PCE shall grant to the Executive 200,000 stock options to purchase Common Shares of PCE ( the "Options"). The Options shall vest and shall be deemed earned in accordance with the following schedule, provided that such Options scheduled to vest on such dates shall not vest or be deemed earned if the Executive is not employed by PCE for any reason on the date on which the Option is scheduled to vest:

Date on Which Options Vest:      Number of Options Vesting on
                                 Such Date:
August 1, 1997:                  66,667
August 1, 1998:                  66,666
August 1, 1999:                  66,666

In the event of a sale, merger or consolidation of PCE after February 1, 1998, all unexercised Options shall immediately vest.

         (b) Exercise Price. The exercise price per Option shall be the average of the bid and asked price of the shares of PCE as quoted on the NASDAQ Bulletin Board for the 10 business days subsequent to the date hereof.

         (c) Period During Which Exercisable. Options shall be exercisable for a period of five years from the date on which such options vest, or until 3 months after the date of any termination of employment, whichever is earlier. Options not timely exercised shall lapse and be of no further force or effect.

         (d) Form of Exercise. Options exercisable in accordance with their terms shall be exercised only by delivering a fully executed Option Exercise Notice, the form of which is attached hereto as Exhibit A, together with payment therefor in the form of a cashier's check.

         Section 5.  Termination

         (a) Disability or Death. If, during the Term of Employment, the Executive, by reason of physical or mental disability, is incapable of performing his principal duties hereunder for an aggregate of 180 working days out of any period of twelve consecutive months, PCE at its option may terminate the Term of Employment effective immediately by notice to the Executive given within 90 days after the end of such 180-day period. If the Executive shall die during the Term of Employment or if PCE terminates the Term of Employment pursuant to the immediately preceding sentence by reason of the Executive's disability, PCE shall pay to the Executive, or to the Executive's legal representatives, or in accordance with a direction given by the Executive to PCE in writing, an amount equal to one year's Base Salary.

         (b)  Retirement.

                  (i) The Term of Employment shall end automatically, without action by either party, on the Executive's 65th birthday unless, prior to such birthday, the Executive and PCE have agreed in writing that the Term of Employment shall continue past such 65th birthday.

                  (ii) If the Term of Employment ends pursuant to this paragraph by reason of a notice given by either party as herein permitted or automatically at age 65 or any subsequent birthday, PCE shall pay to the Executive, or to another payee specified by the Executive to PCE in writing, the Executive's Base Salary and Bonus Compensation prorated to the date on which the Term of Employment ends.

                  (iii) Anything hereinabove to the contrary notwithstanding, if any provision of this paragraph violates federal or applicable state law relating to discrimination on account of age, such provision shall be deemed modified or suspended to the extent necessary to eliminate such violation of law. If at a later date, by reason of changed circumstances or otherwise, the enforcement of such provision as set forth herein would no longer constitute a violation of law, then it shall be enforced in accordance with its terms as set forth herein.

         (c) Change of Control. In the event of a sale, merger or consolidation of PCE such that substantially all of the assets of PCE shall be sold or otherwise transferred to another entity, and such sale or transfer results in the termination of Executive, Executive shall receive as severance 6 month's Base Salary.

         (d) Termination During the Term of Employment. Should the Board, in their discretion, terminate the Term of Employment for any reason other than Executive's Disability, Death, or Retirement, then Executive shall receive as severance 6 month's Base Salary.

         (e) Failure to Renew Executive's Employment With PCE. Should the Board, in their discretion, choose not to renew Executive's Employment with PCE following the Term of Employment, then Executive shall receive as severance 6 month's Base Salary.

         Section 6.         Company's Right to Injunctive Relief

         The Executive acknowledges that his services to PCE are of a unique character, which gives them a peculiar value to PCE, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and that therefore, in addition to any other remedy which PCE may have at law or in equity, PCE shall be entitled to injunctive relief for a breach of this Agreement by the Executive.

         Section 7.         Mergers and Consolidations; Assignability

         In the event that PCE, or any entity resulting from any merger or consolidation referred to in this Section7 or which shall be a purchaser or transferee so referred to, shall at any time be merged or consolidated into or with any other entity or entities, or in the event that substantially all of the assets of PCE or any such entity shall be sold or otherwise transferred to another entity, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the continuing entity in or the entity resulting from such merger or consolidation or the entity to which such assets shall be sold or transferred. Except as provided in the immediately preceding sentence of this Section7, this Agreement shall not be assignable by PCE or by any entity referred to in such immediately preceding sentence. This Agreement shall not be assignable by the Executive, but in the event of his death it shall be binding upon and inure to the benefit of his legal representatives to the extent required to effectuate the terms hereof.

         Section 8.         Captions

         The captions in this Agreement are not part of the provisions hereof, are merely for the purpose of reference and shall have no force or effect for any purpose whatsoever, including the construction of the provisions of this Agreement, and if any caption is inconsistent with any provisions of this Agreement, said provisions shall govern.

         Section 9.         Binding Effect

         This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

         Section 10.        Execution of Agreement

         This  Agreement  will  be  executed   simultaneously  in  two  or  more
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument and agreement.

         Section 11.        Choice of Law

         This Agreement is made in, and shall be governed by and construed in accordance with the laws of the State of New York without reference to its rules as to conflicts of laws.

         Section 12.        Notices

         All notices given hereunder shall be in writing and shall be sent by registered or certified mail or delivered by hand, and, if intended for PCE, shall be addressed to it (if sent by mail) or delivered to it (if delivered by hand) at its principal office for the attention of the Secretary, or at such other address and for the attention of such other person of which PCE shall have given notice to the Executive in the manner herein provided, and, if intended for the Executive, shall be delivered to him personally or shall be addressed to him (if sent by mail) at his most recent residence address shown in PCE's employment records or at such other address or to such designee of which the Executive shall have given notice to PCE in the manner herein provided. Each such notice shall be deemed to be given on the date of mailing thereof or, if delivered personally, on the date so delivered.

         Section 13.        Amendment and Modification

         Any amendment or agreement supplemental hereto shall not be binding upon either party unless executed in writing by PCE and the Executive.

         Section 14.        Entire Agreement

         This Agreement supersedes and cancels all prior agreements, whether verbal or written, among PCE and the Executive and constitutes the entire agreement of the Parties on the subject matter hereof.

         Section 15.        Severability

         Each paragraph of this Agreement or portion thereof shall be treated as severable, to the end that if any paragraph or portion thereof shall be declared illegal, invalid or unenforceable, this Agreement shall be interpreted so that part only is invalid, without invalidating the remainder of this Agreement, which shall remain in full force and effect as though such paragraph or portion thereof had never been contained in this Agreement, and the affected part shall be interpreted, consistent with the law, to carry out the intent of the parties.
         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.


                                         PC ETCETERA, INC.



                                         By:     _____________________________
                                         Name:
                                         Title:


                                         -------------------------------------
                                           ELAN PENN

EXHIBIT A

                             TO EMPLOYMENT AGREEMENT



Gentlemen:

         In connection with my exercise of stock options granted to me pursuant to the Employment Agreement made February 6, 1997 by and between myself and PC Etcetera, Inc., where such stock options are exercisable into shares of common stock of PC ETCETERA, INC., a Delaware corporation (the "Company"), I hereby acknowledge that I have been informed as follows:

         1. The shares of common stock of the Company to be issued to me pursuant to the exercise of said option have not been registered under the Securities Act of 1933, as amended (the "Act"), and accordingly, must be held indefinitely unless such shares are subsequently registered under the Act, or an exemption from such registration is available.

         2. Routine sales of securities made in reliance upon Rule 144 under the Act can be made only after the holding period and in limited amounts in accordance with the terms and conditions provided by that Rule, and in any sale to which that rule is not applicable, registration or compliance with some other exemption under the Act will be required.

         3. The Company is under no obligation to me to register the shares or to comply with any such exemptions under the Act.

         4. The availability of Rule 144 is dependent upon adequate current public information with respect to the Company being available and, at the time that I may desire to make a sale pursuant to the Rule, the Company may neither wish nor be able to comply with such require ment.

         In consideration of the issuance of certificates for the shares to me, I hereby represent and warrant that I am acquiring such shares for my own account for investment, and that I will not sell, pledge or transfer such shares in the absence of an effective registration statement covering the same, except as permitted by the provisions of Rule 144, if applicable, or some other applicable exemption under the Act. In view of this representation and warranty, I agree that there may be affixed to the certificates for the shares to be issued to me, and to all certificates issued hereafter representing such shares (until in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) a legend as follows:

         "The shares of common stock represented by this certificate have not been registered under the Federal Securities Act of 1933, as amended. and were acquired by the registered holder pursuant to a representation and warranty that such holder was acquiring such shares for his own account and for investment, with no intention to transfer or dispose of the same, in violation of the registration requirements of that Act. These shares may not be sold, pledged or transferred in the absence of an effective registration statement under the Securities Act of 1933, as amended, or an opinion of counsel, which opinion is reasonably satisfactory to counsel to the Company, to the effect that registration is not required under said Act."

         I further agree that the Company may place a stop order with its Transfer Agent, prohibiting the transfer of such shares, so long as the legend remains on the certificates representing the shares.

                                        Very truly yours,


                                        By:  ________________________________

                                        Print Name: _________________________

                                        Date: _______________________________

                                                                       EXHIBIT E


                                PC ETCETERA, INC.

                  Certificate of Designations of Preferred Stock Authorized by Resolution of the Board of Directors Providing for an Issue of 658,412 Shares of Preferred Stock Designated "Series C Preferred Shares."

                  PC Etcetera, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 of Title 8 thereof and Article IV of the Corporation's Certificate of Incorporation, DOES HEREBY CERTIFY THAT:

                  Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, said Board of Directors, at a meeting duly held, adopted a resolution providing for the issuance of 658,412 shares of the Corporation's Preferred Stock, par value $.001 per share, designated "Series C Preferred Shares", which resolution is as follows:

                  RESOLVED, that, pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors does hereby provide for and authorize the issuance of 658,412 shares of the Preferred Stock, par value $.001 per share, of the Corporation, to be designated "Series C Preferred Shares" of the presently authorized but unissued shares of Preferred Stock. The voting powers, designations, preferences, and relative, participating, optional or other special rights of the Series C Preferred Shares authorized hereunder and the qualifications, limitations and restrictions of such preferences and rights are as follows:

                  (i) Dividends. The holders of Series C Preferred Shares, on a pari passu basis with the holders of the Corporation's Common Shares (based upon the number of Common Shares into which the Series C Preferred Shares are convertible), shall be entitled to receive such dividends as may be declared by the Board of Directors. Declared but unpaid dividends shall not bear interest.

                  (ii) Voting Rights. The holders of the Series C Preferred Shares shall be entitled to vote on all matters required to be or otherwise submitted to a vote of holders of the Corporation's Common Shares. The holders of the Series C Preferred Shares shall vote together with the holders of the Corporation's Common shares as a single class. In such matters on which the holders of the Series C Preferred Shares are entitled to vote, each Series C Preferred Share shall be entitled to ten (10) votes for every one (1) vote to which each Common Share of the Corporation is entitled.

                  (iii)    Conversion.

                           (A) Conversion Right. Subject to the authorization of
shareholders holding a sufficient number of the Corporation's Common Shares to permit such conversion, each Series C Preferred Share shall be convertible, at the option of the holder thereof, at the office of the Corporation, into ten
(10) Common Shares of the Corporation.

                           (B)   Procedure.   Before  any  holder  of  Series  C
Preferred Shares shall be entitled to receive Common Shares upon conversion, the holder shall (I) surrender the certificate(s) therefor, duly endorsed, at the principal offices of the Corporation and (II) shall give written notice to the Corporation at such offices that the holder elects to convert the same into Common Shares and shall further state therein the number of Series C Preferred Shares being converted. Subject to the provisions hereof, effective upon the receipt by the Corporation of the certificate(s) pursuant to and in accordance with (I) above and the written notice pursuant to and in accordance with (II) above (the "Effective Conversion Date"), the holder shall thereupon be deemed to be the holder of record of the Common Shares issuable upon conversion, notwithstanding that the stock transfer books of the Corporation shall then be closed or that the certificate(s) representing such Common Shares shall not then be actually delivered to the holder. Subject to the provisions hereof, promptly following the Effective Conversion Date, the Corporation shall cause its transfer agent to issue and deliver to such holder of Series C Preferred Shares a certificate for the number of Common Shares to which the holder shall be entitled.

                           (C) Fractional  Shares.  No fractional  Common Shares
shall be issued upon conversion of Series C Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay, in cash, an amount equal to the product of (i) such fraction of a share times (ii) the market price of one Common Share on the Effective Conversion Date. As used herein, the term "market price" shall mean the closing selling price or, if not available, the mean of the closing bid and asked prices, or, if not available, the mean of the highest bid and lowest asked prices, of the Common Shares as quoted on a national securities exchange, or in the over-the-counter market as reported by NASDAQ or, if not available, by the National Quotation Bureau, Incorporated, as the case may be, or, if there is no selling or bid or asked price on a particular day, then the closing selling price or, if not available, the mean of the closing bid and asked prices, or, if not available, the mean of the highest bid and lowest asked prices on the nearest trading date before that day and for which such prices are available, and if the Common Shares are not listed on such an exchange or trade in such market on the Effective Conversion Date, then the market price shall be determined by the Board of Directors by taking into consideration all relevant factors, including, but not limited to, the Corporation's net worth, prospective earning power and dividend paying capacity.

                           (D) Reservation of Shares  Issuable Upon  Conversion.
Subject to the authorization of shareholders holding a sufficient number of the Corporation's Common Shares to permit such reservation of shares, the Corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Series C Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Shares; provided, however, that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the Series C Preferred Shares by delivery of Common Shares which are held in the treasury of the Corporation.

                           (E) Lost,  Stolen or Destroyed  Certificates.  In the
event that the holder notifies the Corporation that the certificate(s) representing Series C Preferred Shares have been lost, stolen or destroyed and either (i) provides a letter, in form satisfactory to the Corporation, to the effect that he will indemnify the Corporation from any loss incurred by it in connection therewith, and/or (ii) provides an indemnity bond in such amount as is reasonably required by the Corporation, the Corporation having the option of electing either (i) or (ii) or both, the Corporation may, in its sole discretion, accept such letter and/or indemnity bonds in lieu of the surrender of the certificate(s) as required by subsections (iii) and (iv) hereof.

                           (F) Statutory Restrictions.  The foregoing provisions
for conversion of the Series C Preferred Shares shall be subject to all applicable statutory limitations and restrictions.

                  (iv) Liquidation Preferences. Subject to the liquidation rights and preferences of the Series A Preferred Shares of the Corporation and any other stock of the Corporation ranking in liquidation senior to the Series C Preferred Shares, in the event of any voluntary or involuntary liquidation, dissolution or winding up or the Corporation, the holders of Series C Preferred Shares will be entitled to receive, prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of any Common Shares by reason of the ownership thereof, an amount equal to the fixed sum of one tenth of one cent ($.001) per share and no more (the "Preferential Amount"). If, upon the occurrence of such an event, the assets and funds thus distributable among the holders of Series C Preferred Shares shall be insufficient to permit the payment to such holders of the full Preferential Amount, then, the entire assets and funds of the Corporation legally available for distribution to the holders of the Series C Preferred Shares shall be distributed ratably among such holders in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. After the payment or setting apart of the full Preferential Amount required to be paid to the holders of Series C Preferred Shares, the holders of Common Shares or any other stock of the Corporation ranking in liquidation junior to the Series C Preferred Shares shall be entitled to receive ratably all remaining assets or surplus funds of the Corporation. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, within the meaning of this section.

                  (v) Sinking Fund. The Series C Preferred Shares shall not be entitled to the benefit of any sinking fund to be applied to their purchase or redemption.

                           IN WITNESS WHEREOF, PC ETCETERA, INC. has caused this
certificate to be executed by its President and attested by its Secretary this _____ day of _______________, 1997.

                                       PC ETCETERA, INC.

                                       By:  __________________________
                                              Terry I. Steinberg,
                                              President

ATTEST:


--------------------------
Joseph Sabrin,
Secretary

                                                                       EXHIBIT F


                               PURCHASE AGREEMENT

         PURCHASE AGREEMENT ("Agreement") dated as of February 6, 1997, between ELRON ELECTRONIC INDUSTRIES LTD., an Israeli company ("Elron") and MASHOV COMPUTERS MARKETING LTD., an Israeli company ("Mashov").

         WHEREAS, Mashov owns 70% of the issued and outstanding ordinary shares of Mashov Computer Based Training (C.B.T.) Ltd. ("CBT") and Elron owns 30% of the issued and outstanding ordinary shares of CBT; and

         WHEREAS, Mashov proposes to enter into a Stock Purchase Agreement (the "Stock Purchase Agreement") with PC Etcetera, Inc., a Delaware corporation ("PCE") pursuant to which Mashov will purchase approximately 69% of the issued and outstanding common stock of PCE, and Mashov has agreed in connection therewith to transfer to PCE 100% of the share capital of CBT; and

         WHEREAS, in connection with the transactions contemplated by the Stock Purchase Agreement and subject to the terms and conditions hereinafter set forth, Mashov desires to purchase from Elron, and Elron desires to sell to Mashov, its entire interest in CBT.

         NOW, THEREFORE, Elron and Mashov agree as follows:

         Section 1.        Sale and Purchase of Shares.

         (a) Subject to the applicable terms and conditions set forth in this Agreement, Elron will sell to Mashov, and Mashov will purchase from Elron, on the Closing Date (as hereinafter defined), all of the ordinary shares of CBT held by Elron (the "CBT Shares"), which shares represent 30% of the issued and outstanding ordinary shares of CBT as of the date hereof.

         (b) The purchase price to be paid by Mashov as consideration for the CBT Shares on the Closing Date (the "Purchase Price") shall consist of 130,000 shares of Common Stock of PCE (the "PCE Shares").

         Section 2.        Closing.

         (a) On the day on which the closing shall take place under the Stock Purchase Agreement (herein called the "Closing Date"), immediately before the closing under the Stock Purchase Agreement takes place, Elron will deliver to Mashov certificates representing the CBT Shares against Mashov's undertaking to deliver to Elron as soon as practicable after the closing under the Stock Purchase Agreement shall take place, the PCE Shares. Mashov shall hold the CBT Shares in escrow pending the closing under the Stock Purchase Agreement.

         (b) On the Closing Date, immediately after the closing under the Stock Purchase Agreement takes place or as soon as practicable thereafter, Mashov will deliver to Elron certificates representing the PCE Shares. If for any reason the closing under the Stock Purchase Agreement does not take place, Mashov shall return the CBT Shares to Elron.

         Section 3. Director Resignations. Within three (3) business days after the Closing Date, Elron shall ensure that each director on the Board of Directors of CBT elected or appointed by or on behalf of Elron submits his written resignation from the Board of Directors of CBT, effective as of the Closing Date.

         Section 4. Integration and Severability. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby for such date, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof, shall not in any way be affected or impaired thereby.

         Section 5. Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument. Facsimile signatures shall be acceptable for the consummation of the transactions contemplated hereby, provided that any party providing a facsimile signature hereto shall deliver to the other party an original signature within five (5) business days after the Closing Date.

         Section 6.  Governing  Law.  THIS  AGREEMENT  SHALL BE  GOVERNED BY AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ISRAEL (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

         IN WITNESS WHEREOF, the parties hereto have each executed this Agreement by their duly authorized officers as of the date first written above


                                      ELRON ELECTRONIC INDUSTRIES LTD.



                                      By:
                                         Name:
                                         Title:



                                      MASHOV COMPUTERS MARKETING LTD.


                                      By:
                                         Name:
                                         Title:

SCHEDULE 3.01

JURISDICTIONS SELLER QUALIFIED TO DO BUSINESS IN


New York State

SCHEDULE 3.02


OUTSTANDING CAPITALIZATION AGREEMENTS


None

SCHEDULE 3.04

INVESTMENTS



None

SCHEDULE 3.07

FINANCIAL STATEMENT FAIR PRESENTATION


None

SCHEDULE 3.08


UNDISCLOSED LIABILITIES

The following is a list of liabilities not disclosed in the recent financial statements:

1. Elron Electronic Industries: The Company owes Elron the reimbursement of a lease taken out on behalf of the company's Israeli subsidiary. The total balance due is approximately $15,000 of which $3,100 is payable each month

2. Ivy Hill Inc.: Ivy Hill billed the Company for $12,927.16 for CBT production that was done in February 1996. The Company had not recorded the liability while it was researching the additional charges, and negotiating with them.

3. Computer Intelligence Info Corp: The Company is in dispute and does not feel this money is due. However Computer Intelligence has begun legal proceedings to collect the sum of approximately $6000. Rather than incurring significant legal fees, the Company is trying to negotiate a settlement agreement.

4. PC Etcetera Israel: The Company has not received all of the required documentation from its wholly owned subsidiary prior to the cessation of operations. At present we are aware of approximately $42,000 of liabilities still outstanding to vendors. (Of this amount $1,670 are due to Sivan). Only estimated liabilities of $25,000 are disclosed in the financial statements.

5. Internal Revenue Service (IRS) Audit: The IRS is currently reviewing the Company's classifications between employees and Non-employees. The IRS has stated that there will be reclassification where the Company will be responsible for employment taxes on the individuals involved. While the Company can not estimate the liability at this time they are hoping the balance due will remain under $30,000

6. New York State Insurance Department: The Company is currently being audited by the New York State Insurance fund for Workers Compensation insurance. The Company is estimating that the three year audit will result in a liability of approximately $35,000.

7. New Jersey Department of Labor: In 1994 the Company was audited by the New Jersey Department of Labor. The audit resulted in a balance due of $12,227. The Company did not agree with this balance and has requested an audit. As of this date no audit has been scheduled. The Company pays the State $150 per month as a temporary payment plan until the audit is scheduled.

8. New York State Department of Labor. As a result of the Internal Revnue Service audit the State of New York will be entitled to Unemployment taxes on those consultants who are reclassified as employees. The Company's Unemployment rate is 7.1% of wages up to a maximum wage base of $7,000 per year.

9. PC Etcetera Israel has just received notice of litigation from a leasing company for payment of $12,000 (See disclosure in Schedule 3.18 Pending and Threatened litigation)





Revised January 23, 1997

SCHEDULE 3.09


CERTAIN CHANGES AND EVENTS

Purchase of Certain Assets

         A purchase order has been issued to purchase approximately $26,000 worth of pentium pro180 computers.
In December and January

Transaction Borrowing

         The Company is under an agreement with Rosenthal and Rosenthal to finance its trade receivables. The Company borrows funds daily. The loan balance fluctuates with accounts receivable

SCHEDULE 3.10


TITLE AND CONDITION OF ASSETS



         Borrowings under the Company's receivable financings are secured by the accounts receivable.

         Bank loans and computer equipment leases are secured by the equipment purchased with the proceeds of such financing.

SCHEDULE 3.11


PROPRIETARY RIGHTS


TRADEMARKS

         The prior PC Etcetera logo is copyrighted, however the logo is not the one currently used. The current logo is not copyrighted

COPYRIGHTS

         All training manuals developed by the Company are copyrighted.


BRAND NAMES

         The Company markets its computer based training software under the brand name of STAR to the corporate client and Help Plus to the retail industries

PROPRIETARY SYSTEMS

         ROSTER The Company's front end registrations system


PATENTS

None

SCHEDULE 3.12


DESCRIPTION OF REAL PROPERTY OWNED


None

SCHEDULE 3.13


REAL PROPERTY LEASES


1.       462 Seventh Avenue, New York

         Expires December 31, 2003
         Current Monthly Rent   $25,000

         4th Floor  (Office space) 8,500 square feet
         18th Floor (Classroom location) 7,500 square feet

2.       19 Fulton Street, New York, NY 10018

         Expires April 1997
         Current Monthly Rent   $4,000

         Approximately  2,000 square feet


Events that constitute default

         Under the terms and conditions of the lease agreements referred to above the Company can be considered in default for non payment of past due rents. However, the Company continually communicates with the landlords, who are working with the Company and have not filed any legal actions.

Notification

         The lease agreement for 462 Seventh Avenue requires that the landlord be notified of this transaction.

SCHEDULE 3.14


INSURANCE

Comprehensive General Liability

         Liability                     $1,000,000
         Aggregate Limit               $2,000,000

         Umbrella                      $4,000,000

Employee Benefits                      $1,000,000
Blanket Employee Dishonesty              $250,000
Commercial Automobile                  $1,000,000
401K fidelity Blanket                     $50,000
Contents
         462 Seventh Avenue              $300,000
         19 Fulton Street                 $50,000
         Unnamed Locations                $50,000

Workers compensation in the following states:
         New York
         New Jersey (canceled Dec 31, 1996)

"Key-Man"

         The Company is the beneficiary of a $500,000 life insurance policy on both the President and Executive Vice President. The Company, its President and Executive Vice President are parties to an agreement which requires the Company, upon the death of either such person, to purchase from the estate of such person up to $500,000 of the Company's Common Stock at a price per share equal to the Company's revenues for the last four completed fiscal quarters immediately preceding the date of death divided by the number of outstanding shares of Common Stock at the time of death. The Company's purchase obligation is conditioned upon its receipt of, and is only to the extent of, life insurance proceeds on such persons.

SCHEDULE 3.15


LABOR MATTERS


None

SCHEDULE 3.16


EMPLOYEE BENEFIT PLANS


The Company contributes to the following Employee Benefit Plans

         Stock Option
         Group Health, Medical and Dental
         Life Insurance
         Long Term Disability
         401(k)


In 1994 the Company created PC Etcetera Israel when it acquired of the Ace Division of Elron Electonic Industries. Elron gave 60,000 share of PC Etcetera, Inc. stock to certain of their former employees. These shares of stock are held in a trust. The trustee's are, Kleinhandler and Halevy, the attorney's of PC Etcetera, Israel.
The trust remained unchanged even after PC Etcetera Israel ceased operations.

























Revised January 31, 1997

SCHEDULE 3.17


CERTAIN CONTRACTS AND ARRANGEMENTS


Receivable Financing Agreement

         The Company may terminate the Agreement on the renewal date by giving Lender at least sixty (60) days prior written notice.

Equipment Financing

         The Company has several equipment leases with Hewlett Packard Financing Inc. Expiration dates range from September of 1997 through June of 1998.

Bank Financing

         Citibank Three year term loan maturing June 1997. Monthly payment of principal and interest is $6559.

         Israel Discount Bank The Company is the guarantor on a loan obtained by its wholly owned subsidiary, PC Etctera Israel. The company is currently negotiating payment terms and is presently paying interest of $3,600 per month. The total outstanding balance is approximately $185,000.

Severance

         The Company is under an agreement with the former President of PC Etcetera, Israel, a current board member, for severance payments in the amount of $8,333.33 per month. There is presently three payments remaining under the agreement.


Related Party

         The Company is indebted to Gilbert Steinberg, the former Chairman of the Board of Directors and the President's father. The loan, which was received in 1991, has a balance of $33,333 plus accrued interest of $5,707.

         In an effort to help the Company through serious financial difficulties the President and Executive Vice President did not accept their salary compensation for three months. The liabilities on the books to each party is $20,000

Knowledge Alliance

         Simultaneously with the sale of all of the outstanding stock of PC Etcetera Inc. the Company's wholly owned subsidiary, the purchaser paid to the Company the sum of $200,000 as a non-refundable license payment in consideration of the license by the Company to PC Canada of certain computer software. The Company recognizes $5,556 of revenue a month from this transaction.

SCHEDULE 3.17


CERTAIN CONTRACTS AND ARRANGEMENTS   (Continued)


Negotiations with Creditors

         The Company has successfully negotiated a composition agreement with certain trade vendors. Creditors classifications are broken out into three categories Creditors whose balances due are in excess of $3,000 will be paid 100% of the outstanding balance over 4 years. Those whose balances are between $1,000 and $2,999 will be paid 40% of the outstanding balance payable in 8 equal quarterly payments. Creditors with balances under $1,000 will be paid 35% of the outstanding balance, with payments due in November 1996 and August 1997.


Avshalom Aderet

         Attached is a copy of the agreement the Company entered into with Avshalom Aderet the former president of PC Etcetera, Israel.






















Revised January 23, 1997

SCHEDULE  3.18


LEGAL PROCEEDINGS

PENDING OR THREATENED

The following is a list of litigations pending or threatened. All of them pertain to non payment of debt and are being handles by the attorneys who have been involved in the composition agreement with creditors. There are no other pending or threatened litigations.



COMPUTER INTELLIGENCE INFO CORP.

         Plaintiff is claiming that the Company owe them approximately $6,000. The Company disputes this amount and is currently attempting to negotiate a settlement.

MIRROR IMAGES DISKETTE DUPLICATIONS

         Mirror Images is not content with the terms of the Composition agreement and wants payment of the obligation of $1,357.45 in full immediately. The Company is hopeful that it can convince them to accept the term of the Composition agreement.

48TH AVENUE CARPET

         Also not content with the terms of the Composition agreement and wants payment of the obligation of $3,280. The Company is hopeful that it can convince them to accept the term of the Composition agreement.


RDC CORPORATION (IN ISRAEL)

         PC Etcetera Israel (through its former president) was served with papers by RDC. They are demanding payment of a balance due on an equipment financing lease in the amount of $12,000. Mr. Aderet was under the impression that PC Israel and RDC had entered into a settlement agreement last year. Mr. Aderet is currently attempting to get more information from RDC

         PC Etcetera Israel ceased operations in April of 1995. The Company has several outstanding invoices from vendors that they have been unable to pay. While no papers have been served (other than RDC described above) the vendors included in the liabilities disclosed in Schedule 3.08 are threatening litigation.









Revised January 23, 1997

SCHEDULE 3.18 CONTINUED

LEGAL PROCEEDINGS


SETTLED

AGM OFFICE PRODUCTS

         Served the Company with summons to appear in small claims court for balance of $1,165.86. The Company settled for the sum of $825; $600 paid and $225 to be paid in January 1997

HOTEL COPY CENTERS OF NYC
D/B/A/ IMAGE TECH

         Balance due Image Tech the sum of $26,527.04 was to have been included in composition agreement. Our attorneys successfully convinced plaintiffs to sign composition agreement revised January 23, 1997

SCHEDULE 3.19


TAXES


Returns not Filed

         PC Etcetera Israel has not filed the required tax returns for 1995 nor 1996

Tax Accruals

         The following tax accruals are made subsequent to the recent financial statements

                  Workers Compensation  $36,000
                  Internal Revenue Service
                           Audit still in progress and amount not known as yet. The Company is working together with the IRS in order to determine the exact amount due prior to the preparation of the audited financial statements as of December 31, 1996.
                  New Jersey Department of Labor


Tax Audits
         The following returns have been audited or are currently being audited
                  (See proposed accruals above)

                  Internal revenue Service  Employment  Examination of 1995 Form
                  1099 and W-2 New Jersey Department of Labor 1994 Form 1099 State of New York Unemployement returns will be audited as a result of the IRS Audit

Additional Tax Liabilities

         In connection with the Company's wholly owned subsidiary, the Company has a liability to Israel's Chief Scientist for certain royalty payments related to software development funding.

         In addition PC Etcetera Isreal has a balance of approximately $12,500 due to the Chief Scientist. (This amount is included in the estimated liabilities disclosed in Schedule 3.08) The statement of monies due (which is required to be audited) has yet to be submitted to the Chief Scientist












Revised January 23, 1997

SCHEDULE 3.20


ENVIRONMENTAL MATTERS


         None

SCHEDULES 3.22

CERTAIN INTEREST

The Company is under and agreement with Cadence Management Company to pay the sum of $3,000 per month for the advisory services of Martin Kahn, Chairman, Board of Directors.


COMPENSATION
------------
                                                             OTHER       STOCK       OPTIONS
DIRECTOR                   NOTE     SALARY      BONUS        CASH       PAYMENT      GRANTED
--------                   ----     ------      -----        ----       -------      -------

Marty Kahn
     1996 (9 months)       (1)         -          -         36,000        -          20,000
     1995                  (1)         -          -         18,000        -          20,000
     1994                   -          -          -            -          -            -
Terry Steinberg
     1996 (9 months)       (2)      $58,500       -            -          -            -
     1995                           $99,360       -            -          -            -
     1994                          $131,750       -            -          -            -
Joseph Sabrin
     1996 (9 months)       (2)      $58,500       -            -          -            -
     1995                          $103,680       -            -          -            -
     1994                          $110,400       -            -          -            -
Avshalom Aderet
     1996 (9 months)       (3)      $28,000       -         $50,000       -
     1995                           $84,000       -            -          -
     1994                  (4)      $42,000       -            -          -
Avi Peri
     1996 (9 months)                   -          -            -          -            -
     1995                              -          -            -          -            -
     1995                              -          -            -          -            -
Gil Steinberg
     1996 (9 months)       (5)         -          -            -          -            -
     1995                              -          -            -          -            -
     1994                              -          -            -          -            -


NOTES

(1) Payments under the contract was $3,000 each month as of September 30, 1996. Mr. Kahn has subsequently agreed to reduce his fees as well as balance due by 50%.

(2) Terry Steinberg and Joseph Sabrin did not receive any wages during the second quarter of 1996. Each is due $22,500 which is recorded in the financial statements

(3) Avshalom Aderet was formally the President of PC Etcetera Israel, Ltd. He was paid regular wages from January 1, 1996 through April 30, 1996. As part of his severance package Mr. Aderet was granted six month salary. Of this amount $25,000 was paid and $25,000 is still due him.. See additional contracts with Mr. Aderet disclosed in schedule 3.17.

(4) In 1994 Avshalom Aderet was granted 45,000 options to purchase common stock. In accordance with the Company's Stock Option Plan, these options became voided upon the termination of Mr. Aderet's employment with the Company.

(5) Mr. Aderet's 1994 salary only includes the period July 1, 1994 (the inception of PC Etcetera Israel) through December 31, 1994.

(6) Gilbert Steinberg's warrants issued in connection with certain loans have been disclosed under the liabilities and have not been included in this section as compensation

Revised January 23, 1997

SCHEDULES  3.23


POWERS OF ATTORNEY

         None




LIMITATION ON COMPETITION

Knowledge Alliance

CANADA

         In connection with the Company's sale of its wholly owned subsidiary in Toronto, Canada, the Company agreed not to "within Canada, directly or indirectly own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected in any manner with, any business of the type and character engaged in and competitive with the Training Business.


SAN FRANCISCO AND BOISE OPERATIONS

         In connection with the sale of the Company's San Francisco and Boise Operations, the Company has agreed not to within one hundred fifty (150) miles of either of the Purchased Locations (the "Restricted Area"), directly or indirectly own, manage, operate, control or participate in the ownership, management, operation or control of or be connected in any manner with, any business of the type and character engaged in and competitive with the Training Business being acquired by the Purchaser


HELP PLUS ISRAEL SALES

         As per the contract with Avshalom Aderet, the former president of PC Etcetera Israel, attached to schedule 3.17, the Company can not sell Help Plus in English with in Israel
















Revised January 23, 1997

                                  SCHEDULE 4.01

                                 Qualifications


Sivan Computers Training Center (1994) Ltd.

The Subsidiary is authorized to do business in Israel.




Mashov Computer Based Training (C.B.T.) Ltd.

The Subsidiary is authorized to do business in Israel.

                                  SCHEDULE 4.02

                                 Capitalization


Sivan Computers Training Center (1994) Ltd.

The authorized Share capital consists of 25,200 Ordinary Shares per value NIS 1 each. There are 1,000 Ordinary Shares issued and outstanding divided as follows:
700 shares issued to Mashov Computer Marketing Ltd. and 300 Ordinary Shares issued to Elron Electronic Industries Ltd.




Mashov Computer Based Training (C.B.T.) Ltd.

The authorized Share capital consists of 29,400 Ordinary Shares per value NIS 1 each. There are 1,000 Ordinary Shares issued and outstanding divided as follows:
999 Ordinary Shares issued to Mashov Computers Marketing Ltd. and 1 Ordinary Share issued to Mashov Computers Ltd.

                                  SCHEDULE 4.04

                                   Investments


Sivan Computers Training Center (1994) Ltd.

None.



Mashov Computer Based Training (C.B.T.) Ltd.

None.

                                  SCHEDULE 4.07

                      Financial Statements of Subsidiaries


Sivan Computers Training Center (1994) Ltd.

1994-95:  Hebrew versions provided.
1996:  See attached Balance Sheet and Statement of Operations.




Mashov Computer Based Training (C.B.T.) Ltd.

None.

                   SIVAN COMPUTERS TRAINING CENTER (1994) LTD.
                                 Balance Sheets


                                    Sept. 30       June 30       March 31
                                      1996           1996          1996
                                                   Unaudited
                                          U.S. Dollars (in thousands)
ASSETS

CURRENT ASSETS
Cash & cash equivalents                      90             81            133
Marketable securities                         7             --             --
Trade receivables                         1,887          1,701          1,763
Other accounts receivable                   478            488            467
Inventories                                  34             20             21
                                       --------       --------       --------
                                          2,496          2,290          2,382
                                         ------         ------         ------

INVESTMENTS
Investments in an affiliated
company                                     138            137            109
                                         ------         ------         ------

FIXED ASSETS, NET                         1,314          1,305          1,188
                                         ------         ------         ------
OTHER ASSETS                              1,854          1,889          1,971
                                         ------         ------         ------
                                     ----------      ---------       --------
                                          5,802          5,621          5,650
                                          =====          =====          =====



                                      Sept. 30          June 30     March 31
                                        1996             1996            1996
                                                     Unaudited
                                            U.S. Dollars (in thousands)
LIABILITIES &
SHAREHOLDERS EQUITY

CURRENT LIABILITIES

Trade payables                             476            556             527
Related parties                            705(1)         700             705
Other accounts payable                   2,003          1,817           1,834
                                         -----          -----           -----
                                         3,184          3,073           3,066
                                        ------         ------          ------
LONG TERM  LIABILITIES

Liabilities in respect of employee
rights upon retirement, net                145            109              79
                                        ------         ------          ------
SHAREHOLDERS' EQUITY                     2,473          2,439           2,505
                                        ------         ------          ------
                                         5,802          5,621           5,650
                                         =====          =====           =====

----------

       (1) Includes $480,000 of management fees and interest charges payable to Mashov Computers Marketing Ltd. which will be non-recurring following the Closing Date, except for interest charges on the debt referred to in Section
6.12 of the Agreement.

                   SIVAN COMPUTERS TRAINING CENTER (1994) LTD.

                            STATEMENTS OF OPERATIONS


                                              Sep. 30       June 30     March 31
                                               1996          1996         1996
                                                         Unaudited
                                                 U.S. Dollars (in thousands)

Revenues from training                         2,321         2,057         2,109
Cost of training                               1,220         1,133         1,072
                                               -----         -----         -----
     Gross Profit:                             1,101           924         1,037
                                              ------        ------        ------
Selling expenses                                 309           282           272
General and administrative expenses(2)           686           610           590
                                                 ---           ---           ---
                                                 995           892           862
                                              ------       ------        ------
                                              ------       -------       ------
Operating income before financial expenses       106            32           175
Financial expenses, net                          104           164           143
                                             -------       -------        ------
                                                   2         (132)            32
Company's share in earnings of affiliated
companies, net                                     9            23             8
                                            --------      --------      --------
Net income (loss) for the period                  11           109            40
                                            ========       =======       =======


--------
         (2) Includes intercompany charges payable to Buyer. See Footnote 1.

                                  SCHEDULE 4.08

                                   Liabilities


Sivan Computers Training Center (1994) Ltd.

None.



Mashov Computer Based Training (C.B.T.) Ltd.

None.

                                  SCHEDULE 4.09

                   Changes and Events since September 30, 1996

Sivan Computers Training Center (1994) Ltd.

None.



Mashov Computer Based Training (C.B.T.) Ltd.

None.

                                  SCHEDULE 4.10

                                 Property Liens


Sivan Computers Training Center (1994) Ltd.

None, except the debentures to the bank in the due course of business.



Mashov Computer Based Training (C.B.T.) Ltd.

None.

                                  SCHEDULE 4.11

                               Proprietary Rights

Sivan Computers Training Center (1994) Ltd.

1. An Israeli Trade Mark No. 94936 "Sivan Computers Training" registered on 2.6.96.

2. An Israeli Trade Mark No. 95986 "Sivan Computers Software and Training" registered on 1.7.96.

3. An Israeli Trade Mark No. 95985 "Sivan Center for Professional Training" registered on 1.7.96.

4. An Israeli Trade Mark No. 95984 "Sivan Computers - Training Center" registered on 1.7.96.

5. An Israeli Trade Mark No. 95983 "Sivan Center for Professional Extension" registered on 1.7.96.

6. An Israeli Trade Mark No. 95982 "Sivan Professional Preparation for the Computer Professions" registered on 1.7.96.

7.       An Israeli Trade Mark No. 96120 "Sivan" registered 2.6.96.



Mashov Computer Based Training (C.B.T.) Ltd

None.

                                  SCHEDULE 4.12

                              Real Property Leases

Sivan Computers Training Center (1994) Ltd.

1.       Lease Agreement with Zirak Management and Holdings Ltd. dated March 17,
         1996.

2.       Lease Agreement with Nave Schuster Ltd. dated May 31, 1996.

3.       Lease Agreement with Zeller, Avlagon Leasing Ltd. dated March 14, 1995.



Mashov Computer Based Training (C.B.T.) Ltd.

None.

                                  SCHEDULE 4.13

                                  Labor Matters


Sivan Computers Training Center (1994) Ltd.

None.



Mashov Computer Based Training (C.B.T.) Ltd.

None.

                                  SCHEDULE 4.14

                                    Insurance


Sivan Computers Training Center (1994) Ltd.

8. Commercial Vehicle Insurance Policy No. 72615275/96 for the period March 1, 1996 through February 28, 1997.

9. Business Insurance Policy No. 96-05-63-02428-6 for the period of January 1, 1996 through December 31, 1996.

10. Private Vehicle Insurance Policy No. 96-93-30-45388-8 for the period of February 4, 1996 through January 31, 1997.

11. Private Vehicle Insurance Policy No. 96-05-21-29119-2 for the period of May 1, 1996 through April 30, 1997.

12.      Vehicle Insurance Policy.

13. Commercial Vehicle Insurance Policy No. 1221918/96 for the period of July 1, 1996 through March 31, 1997.



Mashov Computer Based Training (C.B.T.) Ltd.

1. Insurance Policy for Third Party Liability No. 60006455/96 for the period of April 1, 1996 through March 31, 1997.

2. Insurance Policy for Employers' Liability No. 60006456/96 for the period of April 1, 1996 through March 31, 1997.

3. Insurance Policy for Electronic Equipment No. 60006454/96 for the period of April 1, 1996 through March 31, 1997.

4. Insurance Policy for Transported Merchandise No. 60006496/96 for the period of April 1, 1996 through March 31, 1997.

                                  SCHEDULE 4.15

                                Certain Contracts



Sivan Computers Training Center (1994) Ltd.

Agreement with Avigdor Joseph dated May 1996;
Agreement with Integrity  Systems Ltd dated  5/21/96;
Memorandum of  Understanding  with  Professor  Noam Nissan;
Agreement  with Netivim  Company Ltd.  dated 10/21/94 and
Agreement with Netivim Company  Ltd.  dated  11/13/95;
Agreement  with Yifaat  District  School  dated 9/16/94;
Agreement with P.S.  Publishing  Systems Ltd dated 3/21/96;
Franchise Agreement with Obstler Rachel dated 9/13/95;
Franchise  Agreement  with  Keset Bina and P'nai  Ltd/Inkwell,
         Wisdom & Leisure Ltd.;
Agreement with Ziva and Ofer Golan dated 9/28/95;
Agreement with Compulink Ltd. from 1995;
Agreement with Maiman Dahan dated 10/31/96;
Purchase Agreement between Mashov and Elron Electronic Industries Ltd. ("Elron") with respect to the Ordinary Shares of Mashov CBT dated 2/6/97.

Mashov Computer Based Training (C.B.T.) Ltd.

Agreement between Mashov Computers Marketing Ltd and PC ETC LTD dated 3/25/96; Management Services Agreement between Mashov Computers Marketing Ltd. and Sivan Computers Training Center (1994) Ltd. from November 1995.

                                  SCHEDULE 4.16

                                Legal Proceedings


Sivan Computers Training Center (1994) Ltd.

Legal Proceedings of the Company against Debtors current and potential:

1.   Against "Lev Sherut Machahevim Ltd." - outstanding amount of 19,000 NIS.

2.   Against "Nevo Information systems Ltd." - outstanding amount of 12,000 NIS.

3.   Against "Levanim Ginmur Metroas Ltd." - outstanding amount of 4,500 NIS.

4.   Against "Zukelo Ariye - outstanding amount of 5,000 NIS.

5.   Against Tel Aviv Institute - outstanding amount of 34,700 NIS.

6.   Against Barkai Yaron - outstanding amount of 1,800 NIS.

7.   Miniyevich Diana & Toram - outstanding  amount of 12,000 NIS.

8.   Nahorai Daniel - outstanding amount of 1,000 NIS.



Mashov Computer Based Training (C.B.T.) Ltd.

None.

                                  SCHEDULE 4.17

                                      Taxes


Sivan Computers Training Center (1994) Ltd.

None.


Mashov Computer Based Training (C.B.T.) Ltd.

None.

                                  SCHEDULE 4.18

                              Environmental Matters


Sivan Computers Training Center (1994) Ltd.

None.




Mashov Computer Based Training (C.B.T.) Ltd.

None.

                                  SCHEDULE 4.20

                             Employee Benefit Plans


Sivan Computers Training Center (1994) Ltd.

None.



Mashov Computer Based Training (C.B.T.) Ltd.

None.

                                  SCHEDULE 4.21

                                Certain Interests


Sivan Computers Training Center (1994) Ltd.

None.




Mashov Computer Based Training (C.B.T.) Ltd.

None.

                                  SCHEDULE 4.22

                  Power of Attorney/Limitations on Competition


Sivan Computers Training Center (1994) Ltd.

None.



Mashov Computer Based Training (C.B.T.) Ltd.

None.

                                  SCHEDULE 6.05

                                Title Exceptions



                                      None